                                                                     EXHIBIT 2.1
                     AGREEMENT AND PLAN OF REORGANIZATION


                                 BY AND AMONG


                               LYNUXWORKS, INC.

                                 LWORKS, INC.

                   INTEGRATED SOFTWARE & DEVICES CORPORATION

                  AND WITH RESPECT TO ARTICLES VII AND X ONLY

                              REZA SOLIMAN-NOORI

                         AS SHAREHOLDER REPRESENTATIVE

                                      AND

                              FIRSTAR BANK, N.A.

                                AS ESCROW AGENT


                           Dated as of July 21, 2000

                               TABLE OF CONTENTS

                                                                                               Page
                                                                                               ----
ARTICLE I THE MERGER......................................................................        1

     1.1   The Merger.....................................................................        1
           ----------
     1.2   Effective Time.................................................................        2
           --------------
     1.3   Effect of the Merger...........................................................        2
           --------------------
     1.4   Articles of Incorporation; Bylaws..............................................        2
           ---------------------------------
     1.5   Directors and Officers.........................................................        2
           ----------------------
     1.6   Effect of Merger on Capital Stock of the Constituent Corporations..............        3
           -----------------------------------------------------------------
     1.7   Dissenting Shares..............................................................        4
           -----------------
     1.8   Surrender of Certificates......................................................        5
           -------------------------
     1.9   No Further Ownership Rights in Company Capital Stock...........................        5
           ----------------------------------------------------
     1.10  Lost, Stolen or Destroyed Certificates.........................................        6
           --------------------------------------
     1.11  Tax and Accounting Treatment...................................................        6
           ----------------------------
     1.12  Taking of Necessary Action; Further Action.....................................        6
           ------------------------------------------


ARTICLE II REPRESENTATIONS AND WARRANTIES OF THE COMPANY..................................        6

     2.1   Organization and Authority of the Company......................................        6
           -----------------------------------------
     2.2   Company Capital Structure......................................................        7
           -------------------------
     2.3   Subsidiaries...................................................................        8
           ------------
     2.4   Authority......................................................................        8
           ---------
     2.5   No Conflict....................................................................        9
           -----------
     2.6   Consents.......................................................................        9
           --------
     2.7   Company Financial Statements...................................................        9
           ----------------------------
     2.8   Accounts Receivable............................................................       10
           -------------------
     2.9   Inventory......................................................................       10
           ---------
     2.10  No Undisclosed Liabilities.....................................................       10
           --------------------------
     2.11  No Changes.....................................................................       10
           ----------
     2.12  Tax and Other Returns and Reports..............................................       12
           ---------------------------------
     2.13  Restrictions on Business Activities............................................       14
           -----------------------------------
     2.14  Title of Properties; Absence of Liens and Encumbrances; Condition of
           --------------------------------------------------------------------
           Equipment......................................................................       14
           ---------
     2.15  Intellectual Property..........................................................       15
           ---------------------
     2.16  Agreements, Contracts and Commitments..........................................       16
           -------------------------------------
     2.17  Interested Party Transactions..................................................       18
           -----------------------------
     2.18  Litigation.....................................................................       18
           ----------
     2.19  Environmental Matters..........................................................       18
           ---------------------
     2.20  Brokers' and Finders' Fees; Third Party Expenses...............................       19
           ------------------------------------------------
     2.21  Employee Matters and Benefit Plans.............................................       20
           ----------------------------------
     2.22  Compliance with Legal Requirements.............................................       23
           ----------------------------------
     2.23  Insurance......................................................................       23
           ---------

                               TABLE OF CONTENTS
                                  (continued)

                                                                                               Page
                                                                                               ----
     2.24  Employees......................................................................       23
           ---------
     2.25  Product Warranty...............................................................       23
           ----------------
     2.26  Product Liability; Product Recalls, etc........................................       24
           ---------------------------------------
     2.27  Books and Records..............................................................       24
           -----------------
     2.28  Customers and Suppliers........................................................       24
           -----------------------
     2.29  Complete Copies of Materials...................................................       24
           ----------------------------
     2.30  Representations Complete.......................................................       24
           ------------------------


ARTICLE III REPRESENTATIONS AND WARRANTIES OF PARENT AND
     MERGER SUB...........................................................................       25

     3.1   Organization, Standing and Power...............................................       25
           --------------------------------
     3.2   Capital Structure..............................................................       25
           -----------------
     3.3   Capital Resources..............................................................       26
           -----------------
     3.4   Authority......................................................................       26
           ---------
     3.5   No Conflict....................................................................       26
           -----------
     3.6   Consents.......................................................................       27
           --------
     3.7   Absence of Certain Changes or Events...........................................       27
           ------------------------------------
     3.8   Absence of Liens and Encumbrances..............................................       27
           ---------------------------------
     3.9   Parent Financial Statements....................................................       27
           ---------------------------
     3.10  Minute Books...................................................................       28
           ------------
     3.11  No Undisclosed Liabilities.....................................................       28
           --------------------------
     3.12  Tax and Other Returns and Reports..............................................       28
           ---------------------------------
     3.13  Restrictions on Business Activities............................................       30
           -----------------------------------
     3.14  Intellectual Property..........................................................       30
           ---------------------
     3.15  Agreements, Contracts and Commitments..........................................       30
           -------------------------------------
     3.16  Interested Party Transactions..................................................       32
           -----------------------------
     3.17  Litigation.....................................................................       32
           ----------
     3.18  Compliance With Laws...........................................................       33
           --------------------
     3.19  Environmental Matters..........................................................       33
           ---------------------
     3.20  Brokers' and Finders' Fees; Third Party Expenses...............................       34
           ------------------------------------------------
     3.21  Employee Matters and Benefit Plans.............................................       34
           ----------------------------------
     3.22  Compliance with Legal Requirements.............................................       37
           ----------------------------------
     3.23  Insurance......................................................................       37
           ---------
     3.24  Product Warranty...............................................................       38
           ----------------
     3.25  Product Liability; Product Recalls, etc........................................       38
           ---------------------------------------
     3.26  Books and Records..............................................................       38
           -----------------
     3.27  Customers and Suppliers........................................................       38
           -----------------------
     3.28  Complete Copies of Materials...................................................       38
           ----------------------------
     3.29  Representations Complete.......................................................       38
           ------------------------


ARTICLE IV CONDUCT PRIOR TO THE EFFECTIVE TIME............................................       39

     4.1   Conduct of Business of the Company.............................................       39
           ----------------------------------

                               TABLE OF CONTENTS
                                  (continued)

                                                                                               Page
                                                                                               ----
     4.2   Conduct of Business of the Parent..............................................       41
           ---------------------------------
     4.3   No Solicitation................................................................       43
           ---------------


ARTICLE V ADDITIONAL AGREEMENTS...........................................................       44

     5.1   Preparation of Permit Application, Hearing Request, Hearing Notice and
           ----------------------------------------------------------------------
           Information Statement..........................................................       44
           ---------------------
     5.2   Shareholder Approval...........................................................       44
           --------------------
     5.3   Access to Information..........................................................       44
           ---------------------
     5.4   Confidentiality................................................................       45
           ---------------
     5.5   Expenses.......................................................................       45
           --------
     5.6   Public Disclosure..............................................................       45
           -----------------
     5.7   Consents.......................................................................       45
           --------
     5.8   Reasonable Efforts.............................................................       45
           ------------------
     5.9   Securities Laws Compliance.....................................................       45
           --------------------------
     5.10  Notification of Certain Matters; Financial Statements..........................       46
           -----------------------------------------------------
     5.11  Additional Documents and Further Assurances....................................       46
           -------------------------------------------
     5.12  Notice to Holders of Company Options and Company Warrants......................       47
           ---------------------------------------------------------
     5.13  Employee Plans and Benefit Arrangements........................................       47
           ---------------------------------------
     5.14  Reorganization under Section 368(a) of the Code................................       47
           -----------------------------------------------
     5.15  Period of Employment...........................................................       47
           --------------------
     5.16  Shareholder Loans..............................................................       47
           -----------------
     5.17  Registration on Form S-8.......................................................       47
           ------------------------
     5.18  Offer Letters..................................................................       48
           -------------
     5.19  Visa Applications..............................................................       48
           -----------------
     5.20  "Market Stand-Off" Agreement...................................................       48
           ----------------------------


ARTICLE VI CONDITIONS TO THE MERGER.......................................................       48

     6.1   Conditions to Obligations of Each Party to Effect the Merger...................       48
           ------------------------------------------------------------
     6.2   Additional Conditions to Obligations of Company................................       49
           -----------------------------------------------
     6.3   Additional Conditions to the Obligations of Parent and Merger Sub..............       49
           -----------------------------------------------------------------


ARTICLE VII SURVIVAL OF REPRESENTATIONS AND WARRANTIES; ESCROW............................       51

     7.1   Survival of Representations, Warranties and Covenants..........................       51
           -----------------------------------------------------
     7.2   Escrow Arrangements............................................................       51
           -------------------
     7.3   Shareholder Representative.....................................................       54
           --------------------------
     7.4   Escrow Agent...................................................................       55
           ------------
     7.5   Shareholder Claims Against Parent..............................................       58
           ---------------------------------

                               TABLE OF CONTENTS
                                  (continued)

                                                                                               Page
                                                                                               ----
ARTICLE VIII TERMINATION, AMENDMENT AND WAIVER............................................       59

     8.1   Termination....................................................................       59
           -----------
     8.2   Effect of Termination..........................................................       60
           ---------------------
     8.3   Amendment......................................................................       60
           ---------
     8.4   Extension; Waiver..............................................................       60
           -----------------


ARTICLE IX DEFINITIONS....................................................................       61

     9.1   Defined Terms..................................................................       61
           -------------


ARTICLE X GENERAL PROVISIONS..............................................................       67

     10.1  Notices........................................................................       67
           -------
     10.2  Interpretation.................................................................       68
           --------------
     10.3  Counterparts...................................................................       69
           ------------
     10.4  Entire Agreement; Assignment...................................................       69
           ----------------------------
     10.5  Severability...................................................................       69
           ------------
     10.6  Other Remedies.................................................................       69
           --------------
     10.7  Governing Law..................................................................       69
           -------------
     10.8  Rules of Construction..........................................................       69
           ---------------------
     10.9  No Third Party Beneficiary.....................................................       70
           --------------------------

                                                                     Exhibit 2.1

                     AGREEMENT AND PLAN OF REORGANIZATION

     THIS AGREEMENT AND PLAN OF REORGANIZATION (the "Agreement") is made and
                                                     ---------
entered into as of July 21, 2000 by and among Integrated Software & Devices Corporation, a California corporation (the "Company"), LynuxWorks, Inc., a
                                            -------
California corporation ("Parent"), LWorks, Inc., a California corporation and a
                         ------
wholly-owned subsidiary of Parent ("Merger Sub"), and, with respect to the
                                    ----------
matters set forth in Articles VII and X hereof only, Reza Soliman-Noori as the Shareholder Representative and Firstar Bank, N.A. as Escrow Agent. Capitalized terms used herein and not otherwise defined herein shall have the meanings given to such terms in Article IX hereof.

                                   RECITALS

     A. The Boards of Directors of each of the Company, Parent and Merger Sub believe it is in the best interests of each company and their respective shareholders that Parent acquire the Company through the statutory merger of Merger Sub with and into the Company (the "Merger") and, in furtherance thereof,
                                           ------
have approved the Merger.

     B. Pursuant to the Merger, among other things, (i) all of the issued and outstanding shares of capital stock of the Company (other than Dissenting Shares) shall be converted into the right to receive consideration from Parent,
(ii) all of the issued and outstanding options to acquire any shares of Company Common shall be assumed by Parent at the Effective Time, and (iii) all of the issued and outstanding warrants and other rights to acquire any shares of capital stock of the Company shall be assumed by Parent at the Effective Time.

     C. Concurrent with the execution of this Agreement, as a material inducement to Parent and Merger Sub to enter into this Agreement, certain employees of the Company are entering into employment and non-competition agreements with Parent (the "Employment and Non-Competition Agreements") in the
                             -----------------------------------------
form of Exhibit B attached hereto.
        ---------

     D. The Company, Parent and Merger Sub desire to make certain representations and warranties and other agreements in connection with the Merger.

     NOW, THEREFORE, in consideration of the covenants, promises and representations set forth herein, and for other good and valuable consideration, the parties agree as follows:

                                   ARTICLE I

                                  THE MERGER

     1.1  The Merger.  Subject to and upon the terms and conditions of this
          ----------
Agreement and the applicable provisions of the California General Corporation Law ("California Law"), Merger Sub shall be merged with and into the Company,
      --------------
the separate corporate existence of Merger Sub shall cease and the Company shall continue as the surviving corporation and as a wholly-owned subsidiary of Parent. The surviving corporation after the Merger is sometimes referred to hereinafter as the "Surviving Corporation."
                                ---------------------

     1.2  Effective Time. Unless this Agreement is earlier terminated
          --------------
pursuant to Section 8.1, the closing of the Merger (the "Closing") will take
                                                         -------
place as promptly as practicable, but no later than five (5) business days, following satisfaction or waiver of the conditions set forth in Article VI, at the offices of Wilson, Sonsini, Goodrich & Rosati, 650 Page Mill Road, Palo Alto, California, unless another place or time is agreed to in writing by Parent and the Company. The date upon which the Closing actually occurs is herein referred to as the "Closing Date." On the Closing Date, the parties hereto shall
                                          ------------
cause the Merger to be consummated by filing an Agreement of Merger (or like instrument) and the accompanying officers' certificates, each in the form agreed to by the parties, with the Secretary of State of the State of California (the "Agreement of Merger"), in accordance with the relevant provisions of California
 ------------------
Law (the time of acceptance by the Secretary of State of the State of California of such filing being referred to herein as the "Effective Time").
                                                --------------

     1.3  Effect of the Merger. At the Effective Time, the effect of the Merger
          --------------------
shall be as provided in the applicable provisions of California Law. Without limiting the generality of the foregoing, and subject thereto, at the Effective Time, all the property, rights, privileges, powers and franchises of the Company and Merger Sub shall vest in the Surviving Corporation, and all debts, liabilities and duties of the Company and Merger Sub shall become the debts, liabilities and duties of the Surviving Corporation.

     1.4  Articles of Incorporation; Bylaw
          ---------------------------------

          (a) The articles of incorporation of Merger Sub, as in effect immediately prior to the Effective Time, shall be the articles of incorporation of the Surviving Corporation at the Effective Time until thereafter amended in accordance with California Law and as provided in such articles of incorporation; provided, however, that Article I of the articles of incorporation of the Surviving Corporation shall be amended to read as follows:
"The name of the corporation is Integrated Software & Devices Corporation."

          (b) The bylaws of Merger Sub, as in effect immediately prior to the Effective Time, shall be the bylaws of the Surviving Corporation at the Effective Time until thereafter amended in accordance with California Law and as provided in such bylaws.

     1.5  Directors and Officers.
          ----------------------

          (a) The director(s) of Merger Sub immediately prior to the Effective Time shall be the initial director(s) of the Surviving Corporation immediately after the Effective Time, each to hold the office of a director of the surviving corporation in accordance with the provisions of California Law and the articles of incorporation and bylaws of the Surviving Corporation until his or her successor is duly qualified and elected. The officers of Merger Sub immediately prior to the Effective Time shall be the initial officers of the Surviving Corporation immediately after the Effective Time, (except that Reza Soliman-Noori, shall, at the Effective Time, become the President of the Surviving Corporation) each to hold office in accordance with the by laws of the Surviving Corporation.

          (b) As of the Effective Time, Reza Soliman-Noori shall be elected a director of Parent.

     1.6  Effect of Merger on Capital Stock of the Constituent Corporations
          -----------------------------------------------------------------

          (a)  Company Capital Stock. At the Effective Time, by virtue of the
               ---------------------
Merger and without any action on the part of Parent, Merger Sub, the Company or the Shareholders, each share of Company Capital Stock issued and outstanding immediately prior to the Effective Time (other than Dissenting Shares) will be cancelled and extinguished and be converted automatically into the right to receive, upon surrender of the certificate representing such share of Company Capital Stock and upon the terms and subject to the conditions set forth below and throughout this Agreement, including without limitation, this Section 1.6,
Section 1.8 hereof and the provisions of Article VII hereof, the number of shares of Parent Common Stock equal to the Exchange Ratio.

          (b)  Company Options. At the Effective Time, each issued and
               ---------------
outstanding Company Option not yet exercised, whether vested or unvested, will be assumed by Parent in connection with the Merger. Each Company Option so assumed by Parent under this Agreement shall continue to have, and be subject to, the same terms and conditions set forth in the Option Plans and/or as provided in the respective option agreements immediately prior to the Effective Time (including, without limitation, any vesting schedule or repurchase rights), except that (i) each Company Option will be exercisable for that number of whole shares of Parent Common Stock equal to the product of the number of shares of Company Common Stock that were issuable upon exercise of such Company Option immediately prior to the Effective Time multiplied by the Exchange Ratio, rounded down to the nearest whole number of shares of Parent Common Stock, and
(ii) the per share exercise price for the shares of Parent Common Stock issuable upon exercise of such assumed Company Option will be equal to the quotient determined by dividing the exercise price per share of Company Capital Stock at which such Company Option was exercisable immediately prior to the Effective Time by the Exchange Ratio, rounded up to the nearest whole cent. No cash will be paid in lieu of fractional shares which are rounded down pursuant to this
Section 1.6(b). It is the intention of the parties hereto that the Company Options assumed by Parent pursuant to this Section 1.6(b) will, to the extent permitted by applicable law, qualify as incentive stock options as defined in
Section 422 of the Code, to the extent any such Company Options qualified as incentive stock options immediately prior to the Effective Time.

          (c)  Assumption Agreement. As soon as administratively practicable
               --------------------
following the Closing, Parent shall issue to each holder of a Company Option to be assumed by Parent a document evidencing the assumption of such Company Option by Parent, and each former holder of a Company Option so assumed by Parent shall acknowledge the receipt of the same in exchange for the assumption of such holder's Company Option.

          (d)  Company Warrants. Parent shall assume any Company Warrants in
               ----------------
connection with the Merger at the Effective Time.

          (e)  Capital Stock of Merger Sub. At the Effective Time, by virtue
               ---------------------------
of the Merger and without any action on the part of Parent, Merger Sub or the Company, each share of common stock of Merger Sub issued and outstanding immediately prior to the Effective Time shall be converted into and exchanged for one validly issued, fully paid and nonassessable share of common stock of the Surviving Corporation, then comprising all of the issued and outstanding capital stock of the Surviving Corporation.

          (f)  Shareholder Loans. In the event that any Shareholder has
               -----------------
outstanding loans from the Company as of the Effective Time, the number of shares of Parent Common Stock issuable pursuant to Section 1.6(a) hereof shall be reduced by an amount equal to the outstanding principal plus accrued interest of such Shareholder loans as of the Effective Time; provided, however, that loans made to Shareholders in connection with the exercise of Company stock options, as disclosed on the Company Schedule, shall be assumed by the Surviving Corporation and not cause a reduction in the number of shares of Parent Common Stock issuable pursuant to Section 1.6(a).

          (g)  Fractional Shares. No fraction of a share of Parent Common
               -----------------
Stock will be issued in the Merger. In lieu thereof, any fractional share resulting from the conversion pursuant to Section 1.6(a) hereof shall be rounded to the nearest whole share of Parent Common Stock (with a fraction greater than
 .5 being rounded up).

          (h)  Adjustments to Parent Common Stock. The number of shares of
               ----------------------------------
Parent Common Stock issuable pursuant to Section 1.6(a) hereof shall be adjusted to reflect fully the effect of any stock split, reverse stock split, stock dividend (including any dividend or distribution of securities convertible into Parent Common Stock or Company Capital Stock), reorganization, recapitalization or the other like change with respect to Parent Common Stock or Company Capital Stock after the date hereof.

  1.7     Dissenting Shares.
          -----------------

          (a) Notwithstanding any provision of this Agreement to the contrary, any shares of Company Capital Stock held by a holder who has exercised and perfected dissenters' rights for such shares in accordance with California Law and who, as of the Effective Time, has not effectively withdrawn or lost such dissenters' rights ("Dissenting Shares"), shall not be converted into or
                     -----------------
represent a right to receive the consideration for Company Capital Stock set forth in Section 1.6(a) hereof, but the holder thereof shall only be entitled to such rights as are provided by California Law.

          (b) Notwithstanding the provisions of Section 1.7(a) hereof, if any holder of Dissenting Shares shall effectively withdraw or lose (through failure to perfect or otherwise) such holder's dissenters' rights under California Law, then, as of the later of the Effective Time and the occurrence of such event, such holder's shares shall automatically be converted into and represent only the right to receive the consideration for Company Capital Stock set forth in
Section 1.6(a) hereof, without interest thereon, upon surrender of the certificate representing such shares.

          (c) The Company shall give Parent (i) prompt notice of any written demand for appraisal received by the Company pursuant to the applicable provisions of California Law and

(ii) the opportunity to participate in all negotiations and proceedings with respect to such demands. The Company shall not, except with the prior written consent of Parent, voluntarily make any payment with respect to any such demands or offer to settle or settle any such demands. To the extent that Parent or the Company makes any payment or payments in respect of any Dissenting Shares, Parent shall be entitled to recover under the terms of Article VII hereof the aggregate amount by which such payment or payments exceed the aggregate consideration that otherwise would have been payable in respect of such shares pursuant to Section 1.6(a) hereof.

     1.8  Surrender of Certificates
          -------------------------

          (a) Exchange Agent. A designee of Parent shall serve as the exchange
              --------------
agent ("Exchange Agent") for the Merger.
        --------------

          (b) Parent to Provide Common Stock; Escrow Amount. At the Effective
              ---------------------------------------------
Time, Parent shall deposit with the Exchange Agent for exchange in accordance with this Article I, the Merger Consideration issuable pursuant to Section 1.6(a) hereof in exchange for all of the outstanding shares of Company Capital Stock, less 600,459 shares of Parent Common Stock (the "Escrow Amount"), which
                                                        -------------
shall be deducted from the Merger Consideration and shall be available to Parent to set off any Losses in accordance with Article VII.

          (c) Exchange Procedures. Promptly after the Effective Time, the
              -------------------
Exchange Agent shall cause to be mailed to each holder of record of a certificate or certificates (each a "Certificate" and collectively, the
                                    -----------
"Certificates") representing shares of Company Capital Stock that were
 ------------
outstanding immediately prior to the Effective Time, (i) a letter of transmittal in such form and having such other provisions as Parent may reasonably request and (ii) instructions for use in effecting the surrender of the Certificates in exchange for the Merger Consideration. Upon surrender of a Certificate for cancellation to the Exchange Agent, together with such letter of transmittal, duly completed and validly executed in accordance with the instructions thereto, the holder of such Certificate shall be entitled to receive in exchange therefor that portion of the Merger Consideration pursuant to Section 1.6(a) hereof represented by such Certificate and the Certificate so surrendered shall be canceled. Until so surrendered, each outstanding Certificate that, prior to the Effective Time, represented shares of Company Capital Stock, will be deemed from and after the Effective Time to evidence only the right to receive the Merger Consideration in respect of each such share.

          (d) Transfers of Ownership. If any Parent Common Stock is to be
              ----------------------
issued to a person other than the holder in whose name the Certificate surrendered in exchange therefor is registered, it will be a condition of the issuance thereof that the Certificate so surrendered will be properly endorsed and accompanied by all documents required to evidence and effect such transfer and to evidence that any applicable stock transfer taxes have been paid.

     1.9  No Further Ownership Rights in Company Capital Stock. The right to
          ----------------------------------------------------
receive the Merger Consideration upon the surrender for exchange of shares of Company Capital Stock in accordance with the terms hereof shall be deemed to be full satisfaction of all rights pertaining to such shares of Company Capital Stock, and there shall be no further registration of transfers on the records of the Surviving Corporation of shares of Company Capital Stock which were outstanding immediately prior to the Effective Time. If, after the Effective Time, certificates evidencing shares of Company Capital Stock are presented to the Surviving Corporation for any reason, they shall be cancelled and the right of the holder or holders of such certificates shall be limited to the right to receive that portion of the Merger Consideration represented by such certificate, which portion shall be delivered to the person entitled thereto.

    1.10  Lost, Stolen or Destroyed Certificates. In the event any certificates
          --------------------------------------

evidencing shares of Company Capital Stock shall have been lost, stolen or destroyed, Parent shall, in exchange for such lost, stolen or destroyed certificates, upon the making of an affidavit of that fact by the holder thereof, issue such Parent Common Stock as may be required pursuant to Section 1.6(a) hereof; provided, however, that Parent may, in its sole discretion and as a condition precedent to the issuance thereof, require the owner of such lost, stolen or destroyed certificates to deliver an agreement (in form and substance satisfactory to it) to indemnify Parent against any claim that may be made against Parent with respect to the certificates alleged to have been lost, stolen or destroyed.

    1.11  Tax and Accounting Treatment. The Merger is intended to constitute a
          ----------------------------
tax-free reorganization within the meaning of Section 368(a)(2)(E) of the Code, and will be treated as a purchase for financial accounting purposes.

    1.12  Taking of Necessary Action; Further Action. If, at any time after the
          ------------------------------------------
Effective Time, any further action is necessary or desirable to carry out the purposes of this Agreement and to vest the Surviving Corporation with full right, title and possession to all assets, property, rights, privileges, powers and franchises of the Company and Merger Sub, Parent and the Surviving Corporation are fully authorized in the name of their respective corporations or otherwise to take, and will take, all such lawful and necessary and/or desirable action.

                                  ARTICLE II

                 REPRESENTATIONS AND WARRANTIES OF THE COMPANY

    The Company represents and warrants to Parent and Merger Sub, subject to such exceptions as are specifically disclosed in the disclosure letter (referencing the appropriate section and paragraph numbers and any other section and/or paragraph number to which it is reasonably apparent on the face of such disclosure that such disclosure relates) supplied by the Company to Parent (the "Company Schedule") and dated as of the date hereof, that on the date hereof
 ----------------
(provided, that the representations and warranties made as of a specified date will be true and correct as of such date):

    2.1   Organization and Authority of the Company. The Company is a
          -----------------------------------------
corporation duly organized, validly existing and in good standing under the laws of the State of California and has all necessary corporate power and authority to own, operate or lease the properties and assets now owned, operated or leased by it and to carry on its business as it has been and is currently being conducted. The Company is duly licensed or qualified to do business and is in good standing in each jurisdiction in which the failure to be so qualified or licensed would have a Company Material Adverse Effect. The term "Material
                                                                 --------
Adverse Effect" when used in connection with an entity means
--------------
any change, event, violation, inaccuracy, circumstance or effect that is, or could reasonably be expected to be, materially adverse to (a) the business, assets (including intangible assets), financial condition or results of operations of such entity, and (b) the ability of such person to perform its obligations under this Agreement and to consummate the transactions provided for hereunder, or (c) the ability of such entity to conduct its business as presently conducted; provided, however, that none of the following shall be deemed by itself or by themselves, either alone or in combination, to constitute a Material Adverse Effect on such person: (a) with respect to the Company, any adverse effect on the bookings, revenues, gross margins or earnings of the Company, or any delay in or reduction or cancellation of orders of the Company's products or services, following execution of this Agreement which is primarily attributable to the announcement of the execution of this Agreement and the transactions contemplated hereby; (b) any change arising out of conditions affecting the economy or industry of such person in general which does not affect such person in a materially disproportionate manner relative to other participants in the economy or industry, respectively; or (c) with respect to the Company, employee attrition which is primarily attributable to (X) the announcement of the execution of this Agreement and the transactions contemplated hereby or (Y) any action directly required of the Company by Parent under Section 4.1 or any omission of the Company directly resulting from Parent's failure to consent to actions requested to be taken by the Company under Section 4.1. "Company Material Adverse Effect" means a Material Adverse
                    -------------------------------
Effect with respect to the Company, and "Parent Material Adverse Effect" means a
                                         ------------------------------
Material Adverse Effect with respect to Parent. All jurisdictions in which the Company conducts its business are set forth on the Company Schedule. The Company has not taken any action that in any respect conflicts with, constitutes a default under or results in a violation of any provision of its Organizational Documents. The Company Schedule sets forth (i) true and correct copies of the Organizational Documents of the Company, each as in effect on the date hereof, and (ii) the directors and officers of the Company. The operations now being conducted by the Company are not now and have never been conducted by the Company under any other name.

     2.2  Company Capital Structure
          -------------------------

          (a) The authorized capital stock of the Company consists of:
35,000,000 shares of Common Stock, 21,860,000 shares of which are issued and outstanding as of the date hereof. The Company has no other capital stock authorized, issued or outstanding. The Company Capital Stock is held by the persons with the domicile addresses and in the amounts set forth on the Company Schedule. The Company Schedule sets forth, as of the date hereof, the total number of shares of Company Common Stock outstanding assuming the conversion, exercise or exchange of all securities convertible into, or exercisable or exchangeable for, shares of Company Common Stock, and the exercise of all Company Options and Company Warrants. All outstanding shares of Company Capital Stock are duly authorized, validly issued, fully paid and non-assessable and not subject to preemptive rights created by statute, the Organizational Documents of the Company, or any agreement to which the Company is a party or by which it is bound, and have been issued in compliance with the registration or qualification requirements of applicable securities laws. Except as set forth on the Company Schedule, there are no declared or accrued but unpaid dividends with respect to any shares of Company Capital Stock.

     (b) Except for the Option Plans, the Company has never adopted or maintained any stock option plan or other plan providing for equity compensation of any person. The Company has reserved 4,071,428 shares of Company Common Stock for issuance to employees, directors and consultants of the Company upon the exercise of options granted under the 2000 Plan, under which options to purchase 2,636,700 shares are outstanding and under which no shares have been issued upon the exercise of options. The Company has reserved 4,500,000 shares of Company Common Stock for issuance to employees, directors and consultants of the Company upon the exercise of options granted under the 2000 Executive Plan, under which options to purchase 1,875,000 shares are outstanding and under which 1,860,000 shares have been issued upon the exercise of options. The Company Schedule sets forth for each outstanding Company Option and Company Warrant, the name of the holder of such security, the domicile address of such holder, the number of shares of Company Capital Stock issuable upon the exercise of such option, the exercise price of such option, the vesting schedule for such option, including the extent vested to date and whether the vesting of such option will be accelerated by the transactions contemplated by this Agreement and whether such option is intended to qualify as an incentive stock option as defined in
Section 422 of the Code. Except for the Company Options and the Company Warrants, there are no options, warrants, calls, rights, commitments or agreements of any character, written or oral, to which the Company is a party or by which it is bound obligating the Company to issue, deliver, sell, repurchase or redeem, or cause to be issued, delivered, sold, repurchased or redeemed, any shares of the capital stock of the Company or obligating the Company to grant, extend, accelerate the vesting of, change the price of, otherwise amend or enter into any such option, warrant, call, right, commitment or agreement. There are no outstanding or authorized stock appreciation, phantom stock, profit participation, or other similar rights with respect to the Company. Except as contemplated hereby, there are no voting trusts, proxies, or other agreements or understandings with respect to the voting stock of the Company. As a result of the Merger, and assuming Parent owns all outstanding shares of Merger Sub and all rights to acquire any shares of Merger Sub, Parent will be the sole record and beneficial holder of all issued and outstanding Company Capital Stock and all rights to acquire or receive any shares of Company Capital Stock, whether or not such shares of Company Capital Stock are outstanding.

     2.3  Subsidiaries. Except as set forth on the Company Schedule, the Company
          ------------
does not have, and has never had, any subsidiaries or affiliated companies and does not otherwise own, and has not otherwise owned, any shares of capital stock or any interest in, or control, directly or indirectly, any other corporation, partnership, association, joint venture or other business entity.

     2.4  Authority. The Company has all requisite power and authority to enter
          ---------
into this Agreement and any Related Agreements (as hereinafter defined in this Section 2.4) to which it is a party and to consummate the transactions contemplated hereby and thereby. The execution and delivery of this Agreement and any Related Agreements to which the Company is a party and the consummation of the transactions contemplated hereby and thereby have been duly authorized by all necessary corporate action on the part of the Company, and no further action is required on the part of the Company to authorize the Agreement and any Related Agreements to which it is a party and the transactions contemplated hereby and thereby, subject only to the approval of this Agreement by the Shareholders. This Agreement and the Merger have been unanimously approved by the Board of Directors of the Company. This Agreement and each of the Related Agreements to which the

Company is a party has been duly executed and delivered
by the Company, and assuming the due authorization, execution and delivery by the other parties hereto and thereto, constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their respective terms, except as such enforceability may be subject to the laws of general application relating to bankruptcy, insolvency and the relief of debtors and rules of law governing specific performance, injunctive relief or other equitable remedies. For all purposes of this Agreement, the term "Related
                                                                   -------
Agreements" shall mean the Agreement of Merger.
----------

     2.5  No Conflict. The execution and delivery by the Company of this
          -----------
Agreement and any Related Agreement to which the Company is a party, and the consummation of the transactions contemplated hereby and thereby, will not conflict with or result in any violation of or default under (with or without notice or lapse of time, or both) or give rise to a right of termination, cancellation, modification or acceleration of any obligation or loss of any benefit under (any such event, a "Conflict") (i) any provision of the
                                  --------
Organizational Documents of the Company,-(ii) any Contract, or (iii) any judgment, order, decree, statute, law, ordinance, rule or regulation applicable to the Company or any of its properties (tangible and intangible) or assets. The Company is in material compliance with and has not materially breached, violated or defaulted under, or received notice that it has breached, violated or defaulted under, any of the terms or conditions of any Contract, nor is the Company aware of any event that would constitute such a material breach, violation or default with the lapse of time, giving of notice or both. Each Contract is in full force and effect and the Company is not in default thereunder, and to the Company's knowledge, no other party obligated to the Company pursuant to any such Contract in material default thereunder. The Company has obtained, or will obtain prior to the Effective Time, all necessary consents, waivers and approvals of parties to any Contract as are required (i) thereunder in connection with the Merger, (ii) and for any such Contract to remain in full force and effect without limitation, modification or alteration after the Effective Time. After the Effective Time, Parent, and/or the Surviving Corporation, will be permitted to exercise all of the rights under the Contracts that were vested in the Company prior to the Effective Time without the payment of any additional amounts or consideration other than ongoing fees, royalties or payments which the Company would otherwise be required to pay pursuant to the terms of such Contracts had the transactions contemplated by this Agreement not occurred.

     2.6  Consents. No consent, waiver, approval, order or authorization of, or
          --------
registration, declaration or filing with any Governmental Entity, is required by or with respect to the Company in connection with the execution and delivery of this Agreement and any Related Agreement to which the Company is a party or the consummation of the transactions contemplated hereby and thereby, except for (i) such consents, waivers, approvals, orders, authorizations, registrations, declarations and filings as may be required under applicable securities laws;
(ii) the filing of the Agreement of Merger with the Secretary of State of the State of California; and (iii) such other consents, waivers, approvals, orders, authorizations, registrations, declarations and filings that are not material.

     2.7  Company Financial Statements. The Company Schedule sets forth the
          ----------------------------
Company's (i) compiled balance sheets as of December 31, 1999 and as of December 31, 1998, and the related compiled statements of income, cash flow and stockholders' equity for the twelve (12) month periods ended December 31, 1999 and December 31, 1998, respectively (collectively, the "Year-End
                                                        --------

Financials"), and (ii) unaudited balance sheet as of March 31, 2000, and the
----------
related unaudited statements of income, cash flow and stockholders' equity for the three-month period then ended (the "Interim Financials"). The Year-End
                                        ------------------
Financials have been prepared in accordance with GAAP consistently applied on a basis consistent throughout the periods indicated and consistent with each other. The Year-End Financials and Interim Financials present fairly the financial condition, operating results and cash flows of the Company as of the dates and during the periods indicated therein, subject in the case of the Interim Financials to normal year-end adjustments, which are not material in amount in any individual case or in the aggregate. The Company's unaudited balance sheet as of March 31, 2000 is referred to hereinafter as the "Current
Balance Sheet."                                                       -------
-------------

     2.8  Accounts Receivable. The Company Schedule sets forth a list of all
          -------------------
accounts receivable of the Company (collectively the "Accounts Receivable") as
                                                      -------------------
of May 31, 2000 along with a range of days elapsed since invoice. Except as set forth on the Company Schedule, the Accounts Receivable (net of allowances for doubtful accounts as reflected on the Current Balance Sheet and as determined in accordance with GAAP consistently applied or, for Accounts Receivable arising subsequent to May 31, 2000, as reflected on the books and records of the Company, which are prepared in accordance with GAAP) are or shall be valid Accounts Receivable arising in the ordinary course of business, and, to the Company's knowledge, are or shall be collectible within one hundred fifty (150) days after the day on which each Account Receivable first becomes due and payable, subject to no counterclaims or set-offs. If Accounts Receivable are collected more than 150 days after the day on which they became due and payable but during the Escrow Period, any Loss to Parent shall be limited to an amount equal to the amount of interest on the amount of the Account Receivable not so collected, calculated at a rate of ten (10)% per annum from such 150-day date until the date such amount is collected. No third party has any Lien on the Accounts Receivable or any part thereof, and no agreement for deduction, free goods, discount or other deferred price or quantity adjustment has been made with respect to any of the Accounts Receivable .

     2.9  Inventory. Except as set forth on the Company Schedule and subject to
          ---------
any reserve as reflected on the Current Balance Sheet, all inventory (including raw materials, work-in-process, and finished goods) of the Company consists of a quality and quantity usable and salable in the ordinary course of business, and is not excess, obsolete or damaged. The presentation of inventory on the Current Balance Sheet conforms to GAAP and such inventory is stated at the lower of cost (determined using the first-in, first-out method) or net realizable value.

    2.10  No Undisclosed Liabilities. The Company does not have any material
          --------------------------
liability, indebtedness, obligation, expense, claim, deficiency, guaranty or endorsement of any type, whether accrued, absolute, contingent, matured, unmatured or other (whether or not required to be reflected in financial statements in accordance with GAAP), which has not been reflected on the Current Balance Sheet. The Company Schedule sets forth a schedule of all Company indebtedness (including the amounts of Company indebtedness, names of creditors, and a summary of the pertinent terms of such Company indebtedness) as of the date of this Agreement. The parties shall mutually agree upon any changes made to the Company Schedule after the date of this Agreement.

    2.11  No Changes. Except as set forth on the Company Schedule, since March
          ----------
31, 2000, there has not been, occurred or arisen any:

          (a) transaction by the Company except in the ordinary course of business as conducted on that date and consistent with past practices;

          (b) capital expenditure or commitment by the Company in excess of USD $50,000 individually or USD $100,000 in the aggregate;

          (c) destruction of, damage to or loss of any material assets, business or customer of the Company (whether or not covered by insurance);

          (d) claim of wrongful discharge or other unlawful labor practice or action;

          (e) change in accounting methods or practices (including any change in depreciation or amortization policies or rates) by the Company, except as may be required by GAAP;

          (f) amendments or changes to the Organizational Documents of the Company;

          (g) revaluation by the Company of any of its assets;

          (h) declaration, setting aside or payment of a dividend or other distribution with respect to the capital stock of the Company, or any direct or indirect redemption, purchase or other acquisition by the Company of any of its Company Capital Stock;

          (i) acquisition, sale, license or other disposition or transfer of any of the assets or properties of the Company or any creation of any security interest in such assets or properties, except for sales of inventory in the ordinary course of business as conducted on that date and consistent with past practices;

          (j) amendment or termination of any material contract, agreement or license to which the Company is a party or by which it or its properties or assets is bound;

          (k) loan by the Company to any person or entity, incurring by the Company of any indebtedness, guaranteeing by the Company of any indebtedness, issuance or sale of any debt securities of the Company or guaranteeing of any debt securities of others;

          (l) waiver or release of any right or claim of the Company, including any write-off or other compromise of any account receivable of the Company other than in accordance with the Company's allowance for doubtful accounts as reflected on the Current Balance Sheet;

          (m) the commencement, settlement, notice or, to the knowledge of the Company threat of, any lawsuit or proceeding by or against the Company or investigation of the Company or its affairs;

          (n) notice of any claim (i) of ownership by a third party of any of the Company's Intellectual Property Rights or (ii) of infringement by the Company of any third party's Intellectual Property Rights;

          (o) issuance or sale by the Company of any of its shares of capital stock, or securities exchangeable, convertible or exercisable therefor, or of any other of its securities, or acceleration of vesting of any option or other security of the Company;

          (p) sales returns, notice of product deficiency, obsolescence or other indication that any product sold by the Company did not perform as expected or was defective in some manner;

          (q) increase in the salary or other compensation payable or to become payable by the Company to any of its officers, directors, shareholders, employees or advisors (other than normal annual raises for non-officers in accordance with past practice), or the declaration, payment or commitment or obligation of any kind for the payment, by the Company, of a bonus or other additional salary or compensation to any such person;

          (r) adoption of, or increase in the payments to or benefits under, any profit sharing, bonus, deferred compensation, savings, insurance, pension, retirement, or other employee benefit plan for or with any employees of the Company;

          (s) change in any material election in respect of Taxes, adoption or change in any accounting method in respect of Taxes, agreement or settlement of any claim or assessment in respect of Taxes, or extension or waiver of the limitation period applicable to any claim or assessment in respect of Taxes;

          (t) entry into, termination, modification or extension of, or receipt of notice of termination of (i) any license, lease, distributorship, dealer, sales representative, joint venture, credit, customer, supplier or similar agreement of at least USD $50,000, or (ii) any contract or transaction involving a total remaining commitment by or to the Company of at least USD $50,000; or

          (u) agreement, whether oral or written, by the Company or any officer or employee thereof to do any of the foregoing (other than negotiations with Parent and its representatives regarding the transactions contemplated by this Agreement) except for agreements with customers in the ordinary course of business.

     2.12 Tax and Other Returns and Reports
          ---------------------------------

          (a) Tax Returns and Audits. Except as set forth on the Company
              ----------------------
              Schedule:

              (i) As of the Effective Time, the Company will have prepared and timely filed all required federal, state, local and foreign returns, estimates, information statements and reports, including amendments thereto ("Returns")
                                                                   -------
that are required to have been filed before the Effective Time relating to any and all Taxes concerning or attributable to the Company or its operations, including the calculations of net operating losses for purposes of such Returns, and such Returns are true and correct in all material respects and have been completed in accordance with applicable law.

              (ii) As of the Effective Time, the Company (A) will have paid all Taxes it is required to pay and will have withheld with respect to its employees, independent contractors and other persons (and paid over to the appropriate taxing authority), all federal and state income taxes, FICA, FUTA and other Taxes required to be withheld, and
(B) will have accrued on the Current Balance Sheet all Taxes attributable to the periods preceding the Current Balance Sheet and will not have incurred any liability for Taxes for the period commencing after the date of the Current Balance Sheet and ending immediately prior to the Effective Time, other than in the ordinary course of business.

          (iii) The Company has not been delinquent in the payment of any Tax, nor is there any Tax deficiency outstanding, assessed or proposed against the Company, nor has the Company executed any waiver of any statute of limitations on or extending the period for the assessment or collection of any Tax which is still outstanding. There are no powers of attorney with respect to Taxes of the Company currently in force. No claim has ever been made by an authority in a jurisdiction where the Company does not file Returns that the Company is or may be subject to taxation by that jurisdiction.

           (iv) No audit or other examination of any Return of the Company is presently in progress, nor has the Company been notified of any request for such an audit or other examination.

            (v) As of the date of the Current Balance Sheet the Company does not have any material liabilities for unpaid Taxes which have not been accrued or reserved on the Current Balance Sheet, whether asserted or unasserted, contingent or otherwise, and the Company has not incurred any liability for Taxes since the date of the Current Balance Sheet other than in the ordinary course of business.

           (vi) The Company has made available to Parent or its legal counsel, copies of all foreign, federal, state and local income and all state and local sales and use Returns for the Company filed for all periods since its inception.

          (vii) There are (and immediately following the Effective Time there will be) no Liens on the assets of the Company relating to or attributable to Taxes other than Liens for Taxes not yet due and payable.

         (viii) The Company has no knowledge of any basis for the assertion of any claim relating or attributable to Taxes which, if adversely determined, would result in any material Lien on the assets of the Company.

           (ix) None of the Company's assets is treated as "tax-exempt use property," within the meaning of Section 168(h) of the Code.

            (x) The Company has not filed any consent agreement under Section 341(f) of the Code or agreed to have Section 341(f)(4) of the Code apply to any disposition of a subsection (f) asset (as defined in Section 341(f)(4) of the Code) owned by the Company.

           (xi) The Company is not a party to any Tax sharing, indemnification or allocation agreement nor does the Company owe any amount under any such agreement.

               (xii) The Company's Tax basis in its assets for purposes of determining its future amortization, depreciation and other federal income Tax deductions is accurately reflected on the Company's tax books and records.

               (xiii) The Company is not, and has not been at any time, a "United States Real Property Holding Corporation" within the meaning of Section 897(c)(2) of the Code.

               (xiv) No adjustment relating to any Return filed by the Company has been proposed formally or, to the Company's knowledge, informally by any taxing authority to the Company or any representative thereof.

               (xv) The Company has (a) never been a member of an affiliated group (within the meaning of Code (S)1504(a)) filing a consolidated federal income Tax Return (other than a group the common parent of which was Company), (b) no liability for the Taxes of any person (other than Company or any of its Subsidiaries) under Treas. Reg. (S) 1.1502-6 (or any similar provision of state, local or foreign law), as a transferee or successor, by contract, or otherwise and (c) never been a party to any joint venture, partnership or other agreement that could be treated as a partnership for Tax purposes.

               (xvi) The Company has not constituted either a "distributing corporation" or a "controlled corporation" in a distribution of stock qualifying for tax-free treatment under Section 355 of the Code (x) in the two years prior to the date of this Agreement or (y) in a distribution which could otherwise constitute part of a "plan" or "Series of related transactions" (within the meaning of Section 355(e) of the Code) in conjunction with the Merger.

          (b)  Executive Compensation Tax.  There is no contract, agreement,
               --------------------------
plan or arrangement to which the Company is a party, including, without limitation, the provisions of this Agreement, covering any employee or former employee of the Company, which, individually or collectively, could give rise to the payment of any amount that would not be deductible pursuant to Sections 280G, 404 or 162(m) of the Code.

     2.13 Restrictions on Business Activities.  There is no agreement (non-
          -----------------------------------
compete or otherwise), commitment, judgment, injunction, order or decree to which the Company is a party or, to the Company's knowledge, is otherwise binding upon the Company which has or may reasonably be expected to have the effect of prohibiting or impairing any business practice of the Company, any acquisition of property (tangible or intangible) by the Company, the conduct of business by the Company or otherwise limiting the freedom of the Company to engage in any line of business or to compete with any person, other than customary non-disclosure and confidentiality obligations contained in non-disclosure agreements, license agreements or customer agreements entered into in the ordinary course of business, and other than customary license restrictions that may be contained in Contracts entered into in the ordinary course of business and which would not have a Material Adverse Effect on the Company's business as conducted.

     2.14 Title of Properties; Absence of Liens and Encumbrances; Condition of
          --------------------------------------------------------------------
Equipment
---------

          (a) The Company does not own any real property, nor has it ever owned any real property. The Company Schedule sets forth a list of all real property currently leased by the Company, the name of the lessor, the date of the lease and each amendment thereto and, with respect to any current lease, the aggregate annual rental and/or other fees payable under any such lease. All such current leases are in full force and effect, are valid and effective in accordance with their respective terms, and there is not, under any of such leases, any existing default or event of default (or event which with notice or lapse of time, or both, would constitute a default).

          (b) The Company has good and valid title to, or, in the case of leased properties and assets, valid leasehold interests in, all of its tangible properties and assets used or held for use in its business, free and clear of any Liens, except as reflected on the Current Balance Sheet and except for Liens for Taxes not yet due and payable and such imperfections of title and encumbrances, if any, which are not material in character, amount or extent, and which do not materially detract from the value, or materially interfere with the present use, of the property subject thereto or affected thereby.

          (c) The Company Schedule lists all material items of equipment owned or leased by the Company and such equipment is (i) adequate for the conduct of the business of the Company as currently conducted and (ii) in good operating condition, regularly and properly maintained, subject to normal wear and tear.

     2.15 Intellectual Property.
          ---------------------

          (a) The Company Schedule lists all of Company's United States and foreign: (i) patents, patent applications (including provisional applications);
(ii) registered trademarks, applications to register trademarks, intent-to-use applications, or other registrations related to trademarks; (iii) registered copyrights and applications for copyright registration; (iv) any other Intellectual Property Rights of the Company that is the subject of an application, certificate or registration filed with, issued by, or recorded by, any state, government or other public legal authority (all of the foregoing, the "Registered Intellectual Property").
 --------------------------------

          (b) Each item of Registered Intellectual Property is valid and subsisting, all necessary registration, maintenance and renewal fees in connection with such Registered Intellectual Property have been paid and all necessary documents and certificates in connection with such Registered Intellectual Property have been filed with the relevant patent, copyright, trademark or other authorities in the United States or foreign jurisdictions, as the case may be, for the purposes of maintaining such Registered Intellectual Property.

          (c) (i) Except for ordinary license grants which are non-exclusive contained in customer Contracts, no third party has any rights to use any of the Company's Intellectual Property Rights; and (ii) the Company has not granted to any third party, nor authorized any third party to retain, any of the Company's Intellectual Property Rights.

          (d) (i) The Company owns and has good and exclusive title to each item of Registered Intellectual Property listed on the Company Schedule, free and clear of any Liens; and

(ii) the Company owns, or has the right, pursuant to a valid Contract to use or operate under, all other Intellectual Property Rights of the Company.

          (e) To the Company's knowledge, the operation of the business of the Company as it currently is conducted does not infringe or misappropriate the Intellectual Property Rights of any other third party, violate the rights of any third party (including rights to privacy or publicity), or constitute unfair competition nor has the Company received notice from any third party claiming that such operation constitutes any such infringement, misappropriation, violation or unfair competition.

          (f) The Company owns or has the right to all Intellectual Property Rights necessary to the conduct of its business as it currently is conducted.

          (g) There are no Contracts between the Company and any other third party with respect to Intellectual Property Rights of the Company under which there is any dispute, to the Company's knowledge, regarding the scope of such agreement, or performance under such agreement including with respect to any payments to be made or received by the Company thereunder.

          (h) To the Company's knowledge, no third party is infringing or misappropriating any of the Company's Intellectual Property Rights.

          (i) No Intellectual Property Right of the Company or product or service of the Company is subject to any outstanding decree, order, judgment, or stipulation restricting in any manner the licensing or use thereof by the Company.

     2.16 Agreements, Contracts and Commitments.
          -------------------------------------

          (a) Except as set forth on the Company Schedule, or included in the Current Balance Sheet, or footnotes thereto, provided to the Parent, the Company does not have, is not a party to nor is it bound by:

               (i) any employment or consulting agreement, contract or commitment with an employee or individual consultant or salesperson or consulting or sales agreement, contract or commitment with a firm or other organization;

               (ii) any agreement or plan, including, without limitation, any stock option plan, stock appreciation rights plan or stock purchase plan, any of the benefits of which will be increased by, or the vesting of benefits of which will be accelerated by, or which would require the consent of any party thereto as a result of, the occurrence of any of the transactions contemplated by this Agreement or the value of any of the benefits of which will be calculated on the basis of any of the transactions contemplated by this Agreement;

               (iii) any fidelity or surety bond or completion bond;

               (iv) any lease of personal property having a value in excess of USD $25,000 individually or USD $50,000 in the aggregate;

               (v) any agreement, contract or commitment relating to capital expenditures and involving future payments in excess of USD $25,000 individually or USD $50,000 in the aggregate;

               (vi) any agreement, contract or commitment relating to the disposition or acquisition of assets or any interest in any business enterprise outside the ordinary course of the Company's business;

               (vii) any licensing agreement or other contract with respect to Intellectual Property Rights;

               (viii) any joint venture, partnership, and other contract involving a sharing of profits, losses, costs, or liabilities by the Company with any third party;

               (ix) any contract containing covenants that in any way purport to restrict the business activity of the Company or any affiliate or limit the freedom of the Company or any affiliate of the Company to engage in any line of business or to compete with any third party, other than customary non-disclosure and confidentiality obligations contained in non-disclosure agreements, license agreements or customer agreements entered into in the ordinary course of business, and other than customary license restrictions that may be contained in Contracts entered into in the ordinary course of business and which would not have a Material Adverse Effect on the Company's business as conducted.

               (x) any power of attorney or other similar agreement or grant of agency;

               (xi) any contract entered into other than in the ordinary course of business that contains or provides for an express undertaking by the Company to be responsible for consequential damages;

               (xii) any oral or written warranty, guaranty, and or other similar undertaking with respect to product or contractual performance sold or extended by the Company other than in the ordinary course of business; or

               (xiii) any amendment, supplement, and modification (whether oral or written) in respect of any of the foregoing.

          (b) All of the Contracts set forth or required to be set forth on the Company Schedule ("Contracts") are valid, binding and enforceable in accordance
                   ---------
with their respective terms, subject to laws of general application relating to bankruptcy, insolvency and the relief of debtors and other laws of general application effecting enforcement of creditors' rights generally, rules of law governing specific performance, injunctive relief or other equitable remedies, and limitations of public policy, and shall be in full force and effect without penalty in accordance with their terms upon consummation of the transactions contemplated hereby. The Company has performed all material obligations required to be performed by it and is not in default in any material respect under or in breach in any material respect of nor in receipt of any claim of default or breach under any Contract set forth or required to be set forth on the Company Schedule; no event has occurred which, with the passage of time or the giving of notice or both, would result in a default, breach or event of noncompliance by the Company in any material respect under any such Contract; the Company does not have any present expectation or intention of not fully performing on a timely basis in all material respects all such obligations required to be performed by the Company under any Contract set forth or required to be set forth on the Company Schedule; no partially-filled or unfilled material customer purchase order or sales order is subject to cancellation or any other material modification by the other party thereto or is subject to any penalty, right of set-off or other charge by the other party thereto for late performance or delivery; and the Company does not have any knowledge of any cancellation or anticipated cancellation or any breach by the other parties to any Contract set forth or required to be set forth on the Company Schedule. The Company is not a party to any Contract the performance of which could reasonably be expected to have a Company Material Adverse Effect.

          (c) Parent has been given access to a true and correct copy of each of the written Contracts that are set forth on the Company Schedule, together with all amendments, waivers or other changes thereto.

     2.17 Interested Party Transactions.  No officer, director or, to the
          -----------------------------
Company's knowledge, shareholder of the Company (nor any ancestor, sibling, descendant or spouse of any of such persons, or any trust, partnership or corporation in which any of such persons has or has had an interest), has or has had, directly or indirectly, (i) an interest in any entity which furnished or sold, or furnishes or sells, services or products that the Company furnishes or sells, or proposes to furnish or sell, or (ii) any interest in any entity that purchases from or sells or furnishes to the Company, any goods or services, or
(iii) a beneficial interest in any Contract to which the Company is a party; provided, however, that ownership of no more than five percent (5%) of the outstanding voting stock of a publicly traded corporation shall not be deemed to be an "interest in any entity" for purposes of this Section 2.17.

     2.18 Litigation.  There is no action, suit, investigation, claim,
          ----------
arbitration or proceeding ("Action") of any nature pending, or to the Company's
                            ------
knowledge threatened, against the Company, its properties (tangible or intangible) or any of its officers or directors by or before any third party, nor to the Company's knowledge is there any reasonable basis therefor. No third party has at any time challenged or questioned the legal right of the Company to conduct its operations as previously or presently conducted.

     2.19 Environmental Matters.
          ---------------------

          (a)  Condition of Property.  As of the Closing, except in compliance
               ---------------------
with Environmental Laws in a manner that could not reasonably be expected to subject the Company to liability, to the knowledge of the Company after reasonable inquiry, no Hazardous Materials are present on any Business Facility currently owned, operated, occupied, controlled or leased by the Company or were present on any other Business Facility at the time it ceased to be owned, operated, occupied, controlled or leased by the Company. Except as set forth on the Company Schedule, there are no underground storage tanks, asbestos which is friable or likely to become friable or PCBs present on any Business Facility currently owned, operated, occupied, controlled or leased by the Company or as a consequence of the acts of the Company or its agents.

          (b)  Hazardous Materials Activities.  The Company has conducted all
               ------------------------------
Hazardous Material Activities relating to its business in compliance in all material respects with all applicable Environmental Laws, and the Hazardous Materials Activities of the Company prior to the Closing have not resulted in the exposure of any person to a Hazardous Material in a manner which has caused or could reasonably be expected to cause an adverse health effect to any such person.

          (c)  Permits.  The Company Schedule accurately describes all of the
               -------
Environmental Permits currently held by the Company and relating to its business and the listed Environmental Permits are all of the Environmental Permits necessary for the continued conduct of any Hazardous Material Activity of the Company relating to its business as such activities are currently being conducted. All such Environmental Permits are valid and in full force and effect. The Company has complied in all material respects with all covenants and conditions of any Environmental Permit which is or has been in force with respect to its Hazardous Materials Activities. No circumstances exist which could cause any Environmental Permit to be revoked, modified, or rendered non-renewable upon payment of the permit fee. All Environmental Permits and all other consents and clearances required by any Environmental Law have been obtained or will be obtained prior to the Closing at no cost to Parent or Merger Sub.

          (d)  Environmental Litigation.  Except as set forth on the Company
               ------------------------
Schedule, no Action, proceeding, revocation proceeding, amendment procedure, writ, injunction or claim is pending, or to the best of the Company's knowledge, threatened, concerning or relating to any Environmental Permit or any Hazardous Materials Activity of the Company relating to its business, or any Business Facility.

          (e)  Offsite Hazardous Material Disposal.  The Company has
               -----------------------------------
transferred or released Hazardous Materials only to those Disposal Sites set forth on the Company Schedule; and no Action, proceeding, liability or claim exists or is threatened against any Disposal Site or against the Company with respect to any transfer or release of Hazardous Materials relating to the business of the Company to a Disposal Site which could reasonably be expected to subject the Company to liability.

          (f)  Environmental Liabilities.  The Company is not aware of any fact
               -------------------------
or circumstance, which could reasonably be expected to result in an environmental liability having a Material Adverse Effect on the Company.

          (g)  Reports and Records:  The Company has delivered to Parent or made
               -------------------
available for inspection by Parent and its agents, representatives and employees all records in the Company's possession concerning the Hazardous Materials Activities of the Company relating to its business and all environmental audits and environmental assessments of any Business Facility conducted at the request of, or otherwise in the possession of the Company. To its knowledge, the Company has complied with all environmental disclosure obligations imposed by applicable law with respect to this transaction.

     2.20 Brokers' and Finders' Fees; Third Party Expenses.  Except as set forth
          ------------------------------------------------
on the Company Schedule, the Company has not incurred, nor will it incur, directly or indirectly, any liability for brokerage or finders' fees or agents' commissions or any similar charges in connection with the Agreement or any transaction contemplated hereby. The Company Schedule sets forth the principal terms and conditions of any agreement, written or oral, with respect to such fees. The Company Schedule sets forth the Company's current reasonable estimate of all Third Party Expenses expected to be incurred by the Company in connection with the negotiation and effectuation of the terms and conditions of this Agreement and the transactions contemplated hereby.

     2.21 Employee Matters and Benefit Plans.
          ----------------------------------

          (a)  Schedule.  The Company Schedule contains an accurate and
               --------
complete list of each Company Employee Plan, and each Employment Agreement. The Company does not have any plan or commitment to establish any new Company Employee Plan, International Employee Plan, or Employment Agreement, to modify any Company Employee Plan or Employment Agreement (except to the extent required by law or to conform any such Company Employee Plan or Employment Agreement to the requirements of any applicable law, in each case as previously disclosed to Parent in writing, or as required by this Agreement), or to adopt or enter into any Company Employee Plan, International Employee Plan, or Employment Agreement.

          (b)  Documents.  The Company has provided to Parent access to correct
               ---------
and complete copies of: (i) all documents embodying each Company Employee Plan, International Employee Plan, and each Employment Agreement including (without limitation) all amendments thereto and all related trust documents, administrative service agreements, group annuity contracts, group insurance contracts, and policies pertaining to fiduciary liability insurance covering the fiduciaries for each Plan; (ii) the most recent annual actuarial valuations, if any, prepared for each Company Employee Plan; (iii) the three (3) most recent annual reports (Form Series 5500 and all schedules and financial statements attached thereto), if any, required under ERISA or the Code in connection with each Company Employee Plan; (iv) if the Company Employee Plan is funded, the most recent annual and periodic accounting of Company Employee Plan assets; (v) the most recent summary plan description together with the summary(ies) of material modifications thereto, if any, required under ERISA with respect to each Company Employee Plan; (vi) all IRS determination, opinion, notification and advisory letters, and all applications and correspondence to or from the IRS or the DOL with respect to any such application or letter; (vii) all communications material to any Company Group Employee or Company Group Employees relating to any Company Employee Plan and any proposed Company Employee Plans, in each case, relating to any amendments, terminations, establishments, increases or decreases in benefits, acceleration of payments or vesting schedules or other events which would result in any material liability to the Company; (viii) all correspondence to or from any governmental agency relating to any Company Employee Plan; (ix) all COBRA forms and related notices (or such forms and notices as required under comparable law); and (x) the three (3) most recent plan years discrimination tests for each Company Employee Plan.

          (c)  Employee Plan Compliance.  Except as set forth on the Company
               ------------------------
Schedule, (i) the Company has performed in all material respects all obligations required to be performed by it under, is not in default or violation of, and has no knowledge of any default or violation by any other party to each Company Employee Plan, and each Company Employee Plan has been established and maintained in all material respects in accordance with its terms and in compliance with all applicable laws, statutes, orders, rules and regulations, including but not limited to ERISA or the Code; (ii) each Company Employee Plan intended to qualify under
Section 401(a) of the Code and each trust intended to qualify under Section 501(a) of the Code has either received a favorable determination, opinion, notification or advisory letter from the IRS with respect to each such Company Employee Plan as to its qualified status under the Code, including all amendments to the Code effected by the Tax Reform Act of 1986 and subsequent legislation, or has remaining a period of time under applicable Treasury regulations or IRS pronouncements in which to apply for such a letter and make any amendments necessary to obtain a favorable determination as to the qualified status of each such Company Employee Plan; (iii) no "prohibited transaction", within the meaning of Section 4975 of the Code or Sections 406 and 407 of ERISA, and not otherwise exempt under Section 4975 of the Code or Section 408 of ERISA (or any administrative class exemption issued thereunder), has occurred with respect to any Company Employee Plan; (iv) there are no actions, suits or claims pending, or, to the knowledge of the Company, threatened or reasonably anticipated (other than routine claims for benefits) against any Company Employee Plan or against the assets of any Company Employee Plan; (v) each Company Employee Plan (other than any stock option plan) can be amended, terminated or otherwise discontinued after the Effective Time, without material liability to the Parent, the Company or any of its Related Parties (other than ordinary administration expenses); (vi) there are no audits, inquiries or proceedings pending or, to the knowledge of the Company or any Related Parties, threatened by the IRS or DOL with respect to any Company Employee Plan; and
(vii) neither the Company nor any Related Party is subject to any penalty or tax with respect to any Company Employee Plan under Section 502(i) of ERISA or Sections 4975 through 4980 of the Code.

          (d)  Pension Plan.  Neither the Company nor any Related Party has ever
               ------------
maintained, established, sponsored, participated in, or contributed to, any Pension Plan which is subject to Title IV of ERISA or Section 412 of the Code.

          (e)  Collectively Bargained, Multiemployer and Multiple Employer
               -----------------------------------------------------------
Plans.  At no time has the Company or any Related Party contributed to or been
-----
obligated to contribute to any Multiemployer Plan. Neither the Company, nor any Related Party has at any time ever maintained, established, sponsored, participated in, or contributed to any multiple employer plan, or to any plan described in Section 413 of the Code.

          (f)  No Post-Employment Obligations.  Except as set forth on the
               ------------------------------
Company Schedule, no Company Employee Plan provides, or reflects or represents any liability to provide retiree health to any person for any reason, except as may be required by COBRA or other applicable statute, and the Company has never represented, promised or contracted (whether in oral or written form) to any Company Group Employee (either individually or to Company Group Employees as a group) or any other person that such Company Group Employee(s) or other person would be provided with retiree health, except to the extent required by statute.

          (g)  Health Care Compliance.  Neither the Company nor any Related
               ----------------------
Party has, prior to the Effective Time and in any material respect, violated any of the health care continuation requirements of COBRA, the requirements of FMLA, the requirements of the Health Insurance Portability and Accountability Act of 1996, the requirements of the Women's Health and Cancer

Rights Act of 1998, the requirements of the Newborns' and Mothers' Health Protection Act of 1996, or any amendment to each such act, or any similar provisions of state law applicable to its Company Group Employees.

          (h)  Effect of Transaction.
               ---------------------

                 (i) Except as set forth on the Company Schedule, the execution of this Agreement and the consummation of the transactions contemplated hereby will not (either alone or upon the occurrence of any additional or subsequent events) constitute an event under any Company Employee Plan, Employment Agreement, trust or loan that will or may result in any payment (whether of severance pay or otherwise), acceleration, forgiveness of indebtedness, vesting, distribution, increase in benefits or obligation to fund benefits with respect to any Company Group Employee.

                 (ii) Except as set forth on the Company Schedule, no payment or benefit which will or may be made by the Company or its Related Parties with respect to any Company Group Employee will be characterized as a "parachute payment", within the meaning of Section 280G(b)(2) of the Code.

          (i)  Employment Matters.  The Company: (i) is in compliance in all
               ------------------
respects with all applicable foreign, federal, state and local laws, rules and regulations respecting employment, employment practices, terms and conditions of employment and wages and hours, in each case, with respect to Company Group Employees; (ii) has withheld and reported all amounts required by law or by agreement to be withheld and reported with respect to wages, salaries and other payments to Company Group Employees; (iii) is not liable for any arrears of wages or any taxes or any penalty for failure to comply with any of the foregoing; and (iv) is not liable for any payment to any trust or other fund governed by or maintained by or on behalf of any governmental authority, with respect to unemployment compensation benefits, social security or other benefits or obligations for Company Group Employees (other than routine payments to be made in the normal course of business and consistent with past practice). There are no pending, threatened or reasonably anticipated claims or actions against the Company under any worker's compensation policy or long-term disability policy.

          (j)  Labor. No work stoppage or labor strike against the Company is
               -----
pending, threatened or reasonably anticipated. The Company does not know of any activities or proceedings of any labor union to organize any Company Group Employees. Except as set forth on the Company Schedule, there are no actions, suits, claims, labor disputes or grievances pending, or, to the knowledge of the Company, threatened or reasonably anticipated relating to any labor, safety or discrimination matters involving any Company Group Employee, including, without limitation, charges of unfair labor practices or discrimination complaints, which, if adversely determined, would, individually or in the aggregate, result in any material liability to the Company. Neither the Company nor any of its subsidiaries has engaged in any unfair labor practices within the meaning of the National Labor Relations Act. Except as set forth on the Company Schedule, the Company is not presently, nor has it been in the past, a party to, or bound by, any collective bargaining agreement or union contract with respect to Company Group Employees and no collective bargaining agreement is being negotiated by the Company.

          (k)  International Employee Plan.  The Company does not now, nor has
               ---------------------------
 it ever had the obligation to, maintain, establish, sponsor, participate in, or contribute to any International Employee Plan.

          (l)  No Interference or Conflict.  To the Company's knowledge, no
               ---------------------------
shareholder, officer, employee or consultant of the Company is obligated under any contract or agreement subject to any judgment, decree or order of any court or administrative agency that would interfere with such person's efforts to promote the interests of the Company or that would interfere with the Company's business. Neither the execution nor delivery of this Agreement, nor the carrying on of the Company's business as presently conducted nor any activity of such officers, directors, employees or consultants in connection with the carrying on of the Company's business as presently conducted will, to the Company's knowledge, conflict with or result in a breach of the terms, conditions or provisions of, or constitute a default under, any contract or agreement under which any of such officers, directors, employees or consultants is now bound.

     2.22 Compliance with Legal Requirements.  To the best of the Company's
          ----------------------------------
knowledge, and after diligent inquiry, the Company has complied in all material respects with, is not in violation of, and has not received any notices of violation with respect to, any foreign, federal, state or local statute, law or regulation.

     2.23 Insurance.  The Company Schedule sets forth a list of all insurance
          ---------
policies and fidelity bonds covering the assets, business, equipment, properties, operations, employees, officers and directors of the Company or any affiliate. There is no claim by the Company or any affiliate pending under any of such policies or bonds as to which coverage has been questioned, denied or disputed by the underwriters of such policies or bonds. All premiums due and payable under all such policies and bonds have been paid, and the Company and its affiliates are otherwise in material compliance with the terms of such policies and bonds (or other policies and bonds providing substantially similar insurance coverage). The Company has no knowledge of threatened termination of, or premium increase with respect to, any of such policies.

     2.24 Employees.  The Company Schedule contains a complete and accurate list
          ---------
of the following information for each employee (including full-time, part-time and contract employees) and director of the Company, including each employee on leave of absence; employer (for contract employees); name; job title; age; gender; current compensation paid or payable and any change in compensation since January 1, 2000; vacation accrued; number of options held (if any); and service credited for purposes of vesting and eligibility to participate under the Company's various benefit plans. To the Company's knowledge, except as set forth on the Company Schedule, no employee of the Company has the immediate intention to terminate his or her employment with the Company.

     2.25 Product Warranty.  All products and equipment manufactured, sold,
          ----------------
leased or delivered by the Company and all services rendered by the Company have been in conformity with all applicable contractual commitments and all express and implied warranties, and the Company does not have any liability for replacement or repair thereof or other damages in connection therewith in excess of any warranty reserve established with respect thereto and included on the Current Balance Sheet. Except as set forth on the Company Schedule, no products or equipment manufactured, sold, leased or delivered by the Company and no services rendered by the Company are subject to any guaranty, warranty or other indemnity beyond the applicable standard terms and conditions of such sale, lease or service (including as a result of any course of conduct between the Company and any third party or as a result of any statements in any of the Company's product or promotional literature). The Company Schedule includes copies of such standard terms and conditions of sale, lease and service for the Company (containing applicable guaranty, warranty and indemnity provisions). The Company has not been notified in writing of any claims for (and the Company has no knowledge of any threatened claims for) any extraordinary product returns, warranty obligations or product services relating to any of its products or services.

     2.26 Product Liability; Product Recalls, etc.  To the Company's knowledge,
          ---------------------------------------
except as set forth on the Company Schedule, the Company does not have any liability arising out of any injury to individuals or property as a result of the ownership, possession or use of any products or equipment manufactured, sold, leased or delivered by the Company or with respect to any services rendered by the Company. Except as set forth on the Company Schedule, there have been no product or equipment recalls, withdrawals or seizures with respect to any products or equipment manufactured, sold, leased or delivered by the Company or with respect to any services rendered by the Company.

     2.27 Books and Records.  The minute books of the Company contain accurate
          -----------------
and complete records of all meetings held of, and material corporate action taken by, the shareholders and the Board of Directors. No material action has been taken by a committee of the Board of Directors of the Company for which minutes have not been prepared and are not contained in such minute books. As of the Closing, no meeting of the Boards of Directors or the shareholders will have been held for which minutes have not been prepared and are not contained in such minute books. At the Closing, all of the minute books will be in the possession of the Company.

     2.28 Customers and Suppliers.  The Company Schedule sets forth the names
          -----------------------
and addresses of the ten (10) most significant customers and suppliers of the Company by dollar volume of sale and purchases, respectively for the fiscal year ended December 31, 1999. Except as set forth on the Company Schedule, the Company has not received any notice that any such customer of the Company has ceased, or will cease, to use the products, equipment, goods or services of the Company, or has substantially reduced, or will substantially reduce, the use of such products, equipment, goods or services at any time. Except as set forth on the Company Schedule, the Company has not received any notice from any of such suppliers of the Company to the effect that such supplier will stop, materially decrease the rate of, or materially change the terms (whether related to payment, price or otherwise) with respect to, supplying materials, products or services to the Company (whether as a result of the consummation of the transactions contemplated hereby or otherwise).

     2.29 Complete Copies of Materials.  The Company has delivered or made
          ----------------------------
available true and complete copies of each document (or summaries of same) that has been requested by Parent or its counsel.

     2.30 Representations Complete.  Neither any of the representations or
          ------------------------
warranties made by the Company (as modified by the Company Schedules) in this Agreement, nor any statements made in any exhibit, schedule or certificate furnished by the Company pursuant to this Agreement taken as a whole contains any untrue statement of a material fact, or omits to state any material fact necessary in order to make the statements contained herein or therein, in the light of the circumstances under which made, not misleading. The information regarding the Company furnished in any documents mailed, delivered or otherwise furnished to Shareholders in connection with the solicitation of their consent to this Agreement and the Merger, will not contain, at or prior to the Effective Time, any untrue statement of a material fact and will not omit to state any material fact necessary in order to make the statements made therein, in light of the circumstances under which made, not misleading with respect to the Company.

                                  ARTICLE III

            REPRESENTATIONS AND WARRANTIES OF PARENT AND MERGER SUB

     Parent and Merger Sub hereby represent and warrant to the Company, subject to such exceptions as are specifically disclosed in the disclosure letter (referencing the appropriate section and paragraph numbers and any other section and/or paragraph number to which it is reasonably apparent on the face of such disclosure that such disclosure relates) supplied by the Parent to Company (the "Parent Schedule") and dated as of the date hereof, that on the date hereof
 ---------------
(provided, that the representations and warranties made as of a specified date will be true and correct as of such date):

     3.1  Organization, Standing and Power.  Each of Parent and Merger Sub is a
          --------------------------------
corporation duly organized, validly existing and in good standing under the laws of the State of California. Each of Parent and Merger Sub has the corporate power to own its properties and to carry on its business as now being conducted and is duly qualified or licensed to do business and is in good standing in each jurisdiction in which the failure to be so qualified or licensed would have a Parent Material Adverse Effect. Parent has not taken any action that in any respect conflicts with, constitutes a default under or results in a violation of any provision of its Organizational Documents. The Parent Schedule sets forth
(i) true and correct copies of the Organizational Documents of Parent, each as in effect on the date hereof, and (ii) the directors and officers of Parent.

     3.2  Capital Structure.
          -----------------

          (a) The authorized stock of Parent consists of 48,000,000 shares of Common Stock, USD $.001 par value, of which approximately 6,205,559 shares were issued and outstanding as of July 12, 2000, 1,300,000 shares of Series A Preferred Stock, all of which are issued and outstanding as of the date hereof, 1,281,000 shares of Series B Preferred Stock, all of which are issued and outstanding as of the date hereof, 544,998 shares of Series C Preferred Stock, all of which are issued and outstanding as of the date hereof, 1,500,000 shares of Series D Preferred Stock, all of which are issued and outstanding as of the date hereof, 857,988 shares of Series E-1 Preferred Stock, all of which are issued and outstanding as of the date hereof, 6,621,268 shares of Series E-2 Preferred Stock, all of which are issued and outstanding as of the date hereof, and 8,071,207 shares of Series F Preferred Stock, all of which are issued and outstanding as of the date hereof. All such shares have been duly authorized, and all such issued and outstanding shares have been validly issued, are fully paid and nonassessable and are free of any liens or encumbrances other than any liens or encumbrances created by or imposed upon the holders thereof. Parent has also reserved 9,872,968 shares of Common Stock for issuance pursuant to its employee and director stock and option plans. Other than warrants to purchase 373,210 shares of Common Stock, there are no other options, warrants, calls, rights, commitments or agreements of any character to which Parent is a party or by which it is bound obligating Parent to issue, deliver, sell, repurchase or redeem, or cause to be issued, delivered, sold, repurchased or redeemed, any shares of the capital stock of Parent or obligating Parent to grant, extend or enter into any such option, warrant, call, right, commitment or agreement. There are no outstanding or authorized stock appreciation, phantom stock, profit participation, or other similar rights with respect to Parent.

          (b) The shares of Parent Common Stock to be issued pursuant to the Merger will be duly authorized, validly issued, fully paid, non-assessable, free of any liens or encumbrances and not subject to any preemptive rights or rights of first refusal created by statute or the certificate of incorporation or bylaws of Parent or any agreement to which Parent is a party or is bound except as provided in this Agreement.

     3.3  Capital Resources.  Parent has sufficient capital resources to perform
          -----------------
its obligations with respect to the Merger Consideration and to consummate all of the transactions contemplated by the Agreement and the Related Agreements.

     3.4  Authority.  Each of Parent and Merger Sub has all requisite corporate
          ---------
power and authority to enter into this Agreement and any Related Agreements to which it is a party and to consummate the transactions contemplated hereby and thereby. The execution and delivery of this Agreement and any Related Agreements to which it is a party and the consummation of the transactions contemplated hereby and thereby have been duly authorized by all necessary corporate action on the part of Parent and Merger Sub. This Agreement and any Related Agreements to which Parent and Merger Sub are parties have been duly executed and delivered by Parent and Merger Sub and constitute the valid and binding obligations of Parent and Merger Sub, enforceable in accordance with their terms, except as such enforceability may be limited by principles of public policy and merger subject to the laws of general application relating to bankruptcy, insolvency and the relief of debtors and rules of law governing specific performance, injunctive relief or other equitable remedies.

     3.5  No Conflict.  The execution and delivery by the Parent and Merger Sub
          -----------
of this Agreement and any Related Agreement to which the Parent and Merger Sub are a party, and the consummation of the transactions contemplated hereby and thereby, will not conflict with or result in any violation of or default under (with or without notice or lapse of time, or both) or give rise to a right of termination, cancellation, modification or acceleration of any obligation or loss of any benefit under (any such event, a "Conflict") (i) any provision of
                                              --------
the Organizational Documents of the Parent or Merger Sub, (ii) any Contract, or
(iii) any judgment, order, decree, statute, law, ordinance, rule or regulation applicable to the Parent or Merger Sub any of its properties (tangible and intangible) or assets. Parent and Merger Sub are in material compliance with and have not materially breached, violated or defaulted under, or received notice that they have breached, violated or defaulted under, any of the terms or conditions of any Contract, nor is the Parent or Merger Sub aware of any event that would constitute such a material breach, violation or default with the lapse of time, giving of notice or both. Each Contract is in full force and effect and, to the Parent's knowledge, no other party is obligated to the Parent or Merger Sub pursuant to any such Contract in material default thereunder. The Parent has obtained, or will obtain prior to the Effective Time, all necessary consents, waivers and approvals of parties to any Contract as are required (i) thereunder in connection with the Merger, (ii) and for any such Contract to remain in full force and effect without limitation, modification or alteration after the Effective Time.

     3.6  Consents.  No consent, waiver, approval, order or authorization of, or
          --------
registration, declaration or filing with, any Governmental Entity, or any third party is required by or with respect to Parent or Merger Sub in connection with the execution and delivery of this Agreement and any Related Agreements to which Parent or Merger Sub is a party or the consummation of the transactions contemplated hereby and thereby, except for (i) such consents, waivers, approvals, orders, authorizations, registrations, declarations and filings as may be required under applicable securities laws; (ii) the filing of the Agreement of Merger with the Secretary of State of the State of California; and
(iii) such other consents, waivers, approvals, orders, authorizations, registrations, declarations and filings which, if not obtained or made, would not have a Parent Material Adverse Effect.

     3.7  Absence of Certain Changes or Events.  Since the date of Parent's
          ------------------------------------
balance sheet provided to the Company (the "Parent Balance Sheet"), except with
                                            --------------------
respect to the actions contemplated by this Agreement, Parent and its subsidiaries have conducted their businesses only in the ordinary course and in a manner consistent with past practice and, since such date, there has not been
(i) any Parent Material Adverse Effect, or any development that reasonably would be expected to cause a Parent Material Adverse Effect; (ii) any damage, destruction or loss (whether or not covered by insurance) having a Parent Material Adverse Effect; (iii) any material change by Parent in its accounting methods, principles or practices, except as required by concurrent changes in GAAP; or (iv) any material revaluation by Parent of any of its assets including, without limitation, writing down the value of capitalized software or inventory or writing off notes or accounts receivable other than in the ordinary course of business.

     3.8  Absence of Liens and Encumbrances.  Parent has good and valid title
          ---------------------------------
to, or, in the case of leased properties and assets, valid leasehold interests in, all of its material tangible properties and assets, real, personal and mixed, used in its business, free and clear of any liens or encumbrances except as reflected in Parent's financial statements provided to the Company and except for liens for taxes not yet due and payable and such imperfections of title and encumbrances, if any, which are not material in character, amount or extent, and which do not materially detract from the value, or materially interfere with the present use, of the property subject thereto or affected thereby.

     3.9  Parent Financial Statements.  The Parent has made available to the
          ---------------------------
Company the Parent's (i) audited balance sheets as of April 30, 1999 and as of April 30, 1998, and the related audited statements of income, cash flow and stockholders' equity for the twelve (12) month periods ended April 30, 1999 and April 30, 1998, respectively (collectively, the "Year-End Financials"), and (ii)
                                                 -------------------
unaudited balance sheet as of April 30, 2000, and the related unaudited statements of income, cash flow and stockholders' equity for the twelve (12) month period then ended (the "Interim Financials"). The Year-End Financials and the Interim Financials
      ------------------
have been prepared in accordance with GAAP consistently applied on a basis consistent throughout the periods indicated and consistent with each other. The Year-End Financials and Interim Financials present fairly the financial condition, operating results and cash flows of the Parent as of the dates and during the periods indicated therein, subject in the case of the Interim Financials to normal year-end adjustments, which are not material in amount in any individual case or in the aggregate. The Parent's unaudited balance sheet as of April 30, 2000 is referred to hereinafter as the "Current Balance Sheet."
                                                     ---------------------

     3.10 Minute Books.  The Parent has made available to the Company, records
          ------------
reflecting the actions taken by Parent's board of directors prior and subsequent to Parent's most recent preferred financing.

     3.11 No Undisclosed Liabilities.  The Parent does not have any material
          --------------------------
liability, indebtedness, obligation, expense, claim, deficiency, guaranty or endorsement of any type, whether accrued, absolute, contingent, matured, unmatured or other (whether or not required to be reflected in financial statements in accordance with GAAP), which has not been reflected on the Current Balance Sheet. The Parent Schedule sets forth a schedule of all Parent indebtedness (including the amounts of Parent indebtedness, names of creditors, and a summary of the pertinent terms of such Parent indebtedness) as of the date of this Agreement.

     3.12 Tax and Other Returns and Reports.
          ---------------------------------

          (a)  Tax Returns and Audits. Except as set forth on the Parent
               ----------------------
Schedule:

                  (i) As of the Effective Time, the Parent will have prepared and timely filed all required federal, state, local and foreign returns, estimates, information statements and reports, including amendments thereto ("Returns") that are required to have been filed before the Effective Time
  -------
relating to any and all Taxes concerning or attributable to the Parent or its operations, including the calculations of net operating losses for purposes of such Returns, and such Returns are true and correct in all material respects and have been completed in accordance with applicable law.

                  (ii) As of the Effective Time, the Parent (A) will have paid all Taxes it is required to pay and will have withheld with respect to its employees, independent contractors and other persons, all federal and state income taxes, FICA, FUTA and other Taxes required to be withheld, and (B) will have accrued on the Current Balance Sheet all Taxes attributable to the periods preceding the Current Balance Sheet and will not have incurred any liability for Taxes for the period commencing after the date of the Current Balance Sheet and ending immediately prior to the Effective Time, other than in the ordinary course of business.

                  (iii) The Parent has not been delinquent in the payment of any Tax, nor is there any Tax deficiency outstanding, assessed or proposed against the Parent, nor has the Parent executed any waiver of any statute of limitations on or extending the period for the assessment or collection of any Tax which is still outstanding. There are no powers of attorney with respect to Taxes of the Parent currently in force. No claim has ever been made by an authority in a jurisdiction where the Parent does not file Returns that the Parent is or may be subject to taxation by that jurisdiction.

               (iv) No audit or other examination of any Return of the Parent is presently in progress, nor has the Parent been notified of any request for such an audit or other examination.

               (v) As of the date of the Current Balance Sheet Date, the Parent does not have any material liabilities for unpaid Taxes have not been accrued or reserved on the Current Balance Sheet, whether asserted or unasserted, contingent or otherwise, and the Parent has not incurred any liability for Taxes since the date of the Current Balance Sheet other than in the ordinary course of business.

               (vi) The Parent has made available to Company or its legal counsel, copies of all foreign, federal, state and local income and all state and local sales and use Returns for the Parent filed for all periods since its inception.

               (vii) There are (and immediately following the Effective Time there will be) no Liens on the assets of the Parent relating to or attributable to Taxes other than Liens for Taxes not yet due and payable.

               (viii) The Parent has no knowledge of any basis for the assertion of any claim relating or attributable to Taxes which, if adversely determined, would result in any material Lien on the assets of the Parent.

               (ix) The Parent is not a party to any Tax sharing, indemnification or allocation agreement nor does the Parent owe any amount under any such agreement.

               (x) The Parent's Tax basis in its assets for purposes of determining its future amortization, depreciation and other federal income Tax deductions is accurately reflected on the Parent 's tax books and records.

               (xi) The Parent is not, and has not been at any time, a "United States Real Property Holding Corporation" within the meaning of Section 897(c)(2) of the Code.

               (xii) No adjustment relating to any Return filed by the Parent has been proposed formally or, to the Parent's knowledge, informally by any taxing authority to the Parent or any representative thereof.

          (b)  Executive Compensation Tax.  There is no contract, agreement,
               --------------------------
plan or arrangement to which the Parent is a party, including, without limitation, the provisions of this Agreement, covering any employee or former employee of the Parent, which, individually or collectively, could give rise to the payment of any amount that would not be deductible pursuant to Sections 280G, 404 or 162(m) of the Code.

     3.13  Restrictions on Business Activities. There is no agreement (non-
           -----------------------------------
compete or otherwise), commitment, judgment, injunction, order or decree to which the Parent is a party or, to the Parent's knowledge, is otherwise binding upon the Parent which has or may reasonably be expected to have the effect of prohibiting or impairing any business practice of the Parent , any acquisition of property (tangible or intangible) by the Parent, the conduct of business by the Parent or otherwise limiting the freedom of the Parent to engage in any line of business or to compete with any person, other than customary non-disclosure and confidentiality obligations contained in non-disclosure agreements, license agreements or customer agreements entered into in the ordinary course of business, and other than customary license restrictions that may be contained in Contracts entered into in the ordinary course of business.

     3.14  Intellectual Property.
           ---------------------

           (a) Parent and its subsidiaries own, or have the right to use, sell or license all material intellectual property rights necessary or required for the conduct of their respective businesses as presently conducted (such intellectual property rights are collectively referred to as the "Parent IP
                                                                  ---------
Rights");
------

           (b) The execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby will not constitute a material breach of any instrument or agreement governing any Parent IP Right (the "Parent IP Rights Agreements"), will not cause the forfeiture or
      ---------------------------
termination or give rise to a right of forfeiture or termination of any Parent IP Right or materially impair the right of Parent and its subsidiaries or the Surviving Corporation to use, sell or license any Parent IP Right or portion thereof.

           (c) Neither the manufacture, marketing, license, sale or intended use of any product currently licensed or sold by Parent or any of its subsidiaries or currently under development by Parent or any of its subsidiaries violates any license or agreement between Parent or any of its subsidiaries and any third party or infringes any intellectual property right of any other party; and there is no pending or, to the best knowledge of Parent, threatened claim or litigation contesting the validity, ownership or right to use, sell, license or dispose of any Parent IP Right nor, to the best knowledge of Parent, is there any basis for any such claim, nor has Parent received any notice asserting that any Parent IP Right or the proposed use, sale, license or disposition thereof conflicts or will conflict with the rights of any other party, nor, to the best knowledge of Parent, is there any basis for any such assertion.

           (d) Parent has taken reasonable and practicable steps designed to safeguard and maintain the secrecy and confidentiality of, and its proprietary rights in, all material Parent IP Rights.

     3.15  Agreements, Contracts and Commitments.
           -------------------------------------

           (a) Except as set forth on the Parent Schedule, the Parent does not have, is not a party to nor is it bound by:

               (i) any employment or consulting agreement, contract or commitment with an employee or individual consultant or salesperson or consulting or sales agreement, contract or commitment with a firm or other organization;

               (ii) any agreement or plan, including, without limitation, any stock option plan, stock appreciation rights plan or stock purchase plan, any of the benefits of which will be increased by, or the vesting of benefits of which will be accelerated by, or which would require the consent of any party thereto as a result of, the occurrence of any of the transactions contemplated by this Agreement or the value of any of the benefits of which will be calculated on the basis of any of the transactions contemplated by this Agreement;

               (iii)  any fidelity or surety bond or completion bond;

               (iv) any lease of personal property having a value in excess of USD $50,000 individually or USD $100,000 in the aggregate;

               (v) any agreement, contract or commitment relating to capital expenditures and involving future payments in excess of USD $100,000 individually or USD $250,000 in the aggregate;

               (vi) any agreement, contract or commitment relating to the disposition or acquisition of assets or any interest in any business enterprise outside the ordinary course of the Parent's business;

               (vii) any licensing agreement or other contract with respect to Intellectual Property Rights;

               (viii) any joint venture, partnership, and other contract involving a sharing of profits, losses, costs, or liabilities by the Parent with any third party;

               (ix) any contract containing covenants that in any way purport to restrict the business activity of the Parent or any affiliate or limit the freedom of the Parent or any affiliate of the Parent to engage in any line of business or to compete with any third party, other than customary non-disclosure and confidentiality obligations contained in non-disclosure agreements entered into in the ordinary course of business, license agreements or customer agreements, and other than customary license restrictions that may be contained in Contracts entered into in the ordinary course of business;

               (x) any power of attorney or other similar agreement or grant of agency;

               (xi) any contract entered into other than in the ordinary course of business that contains or provides for an express undertaking by the Parent to be responsible for consequential damages;

               (xii) any oral or written warranty, guaranty, and or other similar undertaking with respect to product or contractual performance sold or extended by the Parent other than in the ordinary course of business; or

               (xiii) any amendment, supplement, and modification (whether oral or written) in respect of any of the foregoing.

         (b) All of the Contracts set forth or required to be set forth on the Parent Schedule ("Contracts") are valid, binding and enforceable in accordance
                  ---------
with their respective terms, subject to laws of general application relating to bankruptcy, insolvency and the relief of debtors and other laws of general application effecting enforcement of creditors' rights generally, rules of law governing specific performance, injunctive relief or other equitable remedies, and limitations of public policy; and shall be in full force and effect without penalty in accordance with their terms upon consummation of the transactions contemplated hereby. The Parent does not have any present expectation or intention of not fully performing on a timely basis in all material respects all such obligations required to be performed by the Parent under any Contract set forth or required to be set forth on the Parent Schedule; no partially-filled or unfilled material customer purchase order or sales order is subject to cancellation or any other material modification by the other party thereto or is subject to any penalty, right of set-off or other charge by the other party thereto for late performance or delivery; and the Parent does not have any knowledge of any cancellation or anticipated cancellation or any breach by the other parties to any Contract set forth or required to be set forth on the Parent Schedule. The Parent is not a party to any Contract the performance of which could reasonably be expected to have a Parent Material Adverse Effect.

         (c) Company has been given access to a true and correct copy of each of the written Contracts that are set forth on the Parent Schedule, together with all amendments, waivers or other changes thereto.

    3.16 Interested Party Transactions. No officer, director or, to the
         -----------------------------
Parent's knowledge, shareholder of the Parent (nor any ancestor, sibling, descendant or spouse of any of such persons, or any trust, partnership or corporation in which any of such persons has or has had an interest), has or has had, directly or indirectly, (i) an interest in any entity which furnished or sold, or furnishes or sells, services or products that the Parent furnishes or sells, or proposes to furnish or sell, or (ii) any interest in any entity that purchases from or sells or furnishes to the Parent , any goods or services, or
(iii) a beneficial interest in any Contract to which the Parent is a party; provided, however, that ownership of no more than five percent (5%) of the outstanding voting stock of a publicly traded corporation shall not be deemed to be an "interest in any entity" for purposes of this Section 3.16.

    3.17 Litigation.  There is no action, suit, proceeding, claim, arbitration
         ----------
or investigation pending, or as to which Parent or any of its subsidiaries has received any notice of assertion nor, to Parent's best knowledge, is there a threatened action, suit, proceeding, claim, arbitration or investigation against Parent or any of its subsidiaries which reasonably would be expected to be material to Parent, or which in any manner challenges or seeks to prevent, enjoin, alter or delay any of the transactions contemplated by this Agreement or Parent's business.

     3.18 Compliance With Laws.  Parent has complied in all material respects
          --------------------
with, is not in material violation of, and has not received any notices of violation with respect to, any foreign, federal, state or local statute, law or regulation with respect to the conduct of its business, or the ownership or operation of its business, except in any such case as reasonably would not be expected to be material to Parent.

     3.19 Environmental Matters.
          ---------------------

          (a)  Condition of Property.  As of the Closing, except in compliance
               ---------------------
with Environmental Laws in a manner that could not reasonably be expected to subject the Parent to liability, to the knowledge of the Parent after reasonable inquiry, no Hazardous Materials are present on any Business Facility currently owned, operated, occupied, controlled or leased by the Parent or were present on any other Business Facility at the time it ceased to be owned, operated, occupied, controlled or leased by the Parent. Except as set forth on the Parent Schedule, there are no underground storage tanks, asbestos which is friable or likely to become friable or PCBs present on any Business Facility currently owned, operated, occupied, controlled or leased by the Parent or as a consequence of the acts of the Parent or its agents.

          (b)  Hazardous Materials Activities.  The Parent has conducted all
               ------------------------------
Hazardous Material Activities relating to its business in compliance in all material respects with all applicable Environmental Laws, and the Hazardous Materials Activities of the Parent prior to the Closing have not resulted in the exposure of any person to a Hazardous Material in a manner which has caused or could reasonably be expected to cause an adverse health effect to any such person.

          (c)  Permits.  The Parent Schedule accurately describes all of the
               -------
Environmental Permits currently held by the Parent and relating to its business and the listed Environmental Permits are all of the Environmental Permits necessary for the continued conduct of any Hazardous Material Activity of the Parent relating to its business as such activities are currently being conducted. All such Environmental Permits are valid and in full force and effect. The Parent has complied in all material respects with all covenants and conditions of any Environmental Permit which is or has been in force with respect to its Hazardous Materials Activities. No circumstances exist which could cause any Environmental Permit to be revoked, modified, or rendered non-renewable upon payment of the permit fee. All Environmental Permits and all other consents and clearances required by any Environmental Law have been obtained or will be obtained prior to the Closing at no cost to Parent or Merger Sub.

          (d)  Environmental Litigation.  Except as set forth on the Parent
               ------------------------
Schedule, no Action, proceeding, revocation proceeding, amendment procedure, writ, injunction or claim is pending, or to the best of the Parent's knowledge, threatened, concerning or relating to any Environmental Permit or any Hazardous Materials Activity of the Parent relating to its business, or any Business Facility.

          (e)  Offsite Hazardous Material Disposal.  The Parent has transferred
               -----------------------------------
or released Hazardous Materials only to those Disposal Sites set forth on the Parent Schedule; and no Action, proceeding, liability or claim exists or is threatened against any Disposal Site or against the Parent with respect to any transfer or release of Hazardous Materials relating to the business of the Parent to a Disposal Site which could reasonably be expected to subject the Parent to liability.

          (f)  Environmental Liabilities.  The Parent is not aware of any fact
               -------------------------
or circumstance, which could reasonably be expected to result in an environmental liability having a Material Adverse Effect on the Parent.

          (g)  Reports and Records:  The Parent has delivered to Parent or made
               -------------------
available for inspection by Parent and its agents, representatives and employees all records in the Parent's possession concerning the Hazardous Materials Activities of the Parent relating to its business and all environmental audits and environmental assessments of any Business Facility conducted at the request of, or otherwise in the possession of the Parent. To its knowledge, the Parent has complied with all environmental disclosure obligations imposed by applicable law with respect to this transaction.

    3.20  Brokers' and Finders' Fees; Third Party Expenses.  Except as set forth
          ------------------------------------------------
on the Parent Schedule, the Parent has not incurred, nor will it incur, directly or indirectly, any liability for brokerage or finders' fees or agents' commissions or any similar charges in connection with the Agreement or any transaction contemplated hereby. The Parent Schedule sets forth the principal terms and conditions of any agreement, written or oral, with respect to such fees. The Parent Schedule sets forth the Parent's current reasonable estimate of all Third Party Expenses expected to be incurred by the Parent in connection with the negotiation and effectuation of the terms and conditions of this Agreement and the transactions contemplated hereby.

    3.21  Employee Matters and Benefit Plans.
          ----------------------------------

          (a)  Schedule.  The Parent Schedule contains an accurate and complete
               --------
list of each Parent Employee Plan and each Employment Agreement. The Parent does not have any plan or commitment to establish any new Parent Employee Plan, International Employee Plan, or Employment Agreement, to modify any Parent Employee Plan or Employment Agreement (except to the extent required by law or to conform any such Parent Employee Plan or Employment Agreement to the requirements of any applicable law, in each case as previously disclosed to Parent in writing, or as required by this Agreement), or to adopt or enter into any Parent Employee Plan, International Employee Plan, or Employment Agreement.

          (b)  Documents.  The Parent has provided to the Company access to
               ---------
correct and complete copies of: (i) all documents embodying each Parent Employee Plan, International Employee Plan, and each Employment Agreement including (without limitation) all amendments thereto and all related trust documents, administrative service agreements, group annuity contracts, group insurance contracts, and policies pertaining to fiduciary liability insurance covering the fiduciaries for each Plan; (ii) the most recent annual actuarial valuations, if any, prepared for each Parent Employee Plan; (iii) the three (3) most recent annual reports (Form Series 5500 and all schedules and financial statements attached thereto), if any, required under ERISA or the Code in connection with each Parent Employee Plan; (iv) if the Parent Employee Plan is funded, the most recent annual and periodic accounting of Parent Employee Plan assets; (v) the most recent summary plan description together with the summary(ies) of material modifications thereto, if any, required under ERISA with respect to each Parent Employee Plan;
(vi) all IRS determination, opinion, notification and advisory letters, and all applications and correspondence to or from the IRS or the DOL with respect to any such application or letter; (vii) all communications material to any Parent Group Employee or Parent Group Employees relating to any Parent Employee Plan and any proposed Parent Employee Plans, in each case, relating to any amendments, terminations, establishments, increases or decreases in benefits, acceleration of payments or vesting schedules or other events which would result in any material liability to the Parent; (viii) all correspondence to or from any governmental agency relating to any Parent Employee Plan; (ix) all COBRA forms and related notices (or such forms and notices as required under comparable law); and (x) the three (3) most recent plan years discrimination tests for each Parent Employee Plan.

          (c)  Employee Plan Compliance.  Except as set forth on the Parent
               ------------------------
Schedule, (i) the Parent has performed in all material respects all obligations required to be performed by it under, is not in default or violation of, and has no knowledge of any default or violation by any other party to each Parent Employee Plan, and each Parent Employee Plan has been established and maintained in all material respects in accordance with its terms and in compliance with all applicable laws, statutes, orders, rules and regulations, including but not limited to ERISA or the Code; (ii) each Parent Employee Plan intended to qualify under Section 401(a) of the Code and each trust intended to qualify under
Section 501(a) of the Code has either received a favorable determination, opinion, notification or advisory letter from the IRS with respect to each such Parent Employee Plan as to its qualified status under the Code, including all amendments to the Code effected by the Tax Reform Act of 1986 and subsequent legislation, or has remaining a period of time under applicable Treasury regulations or IRS pronouncements in which to apply for such a letter and make any amendments necessary to obtain a favorable determination as to the qualified status of each such Parent Employee Plan; (iii) no "prohibited transaction", within the meaning of Section 4975 of the Code or Sections 406 and 407 of ERISA, and not otherwise exempt under Section 4975 of the Code or Section 408 of ERISA (or any administrative class exemption issued thereunder), has occurred with respect to any Parent Employee Plan; (iv) there are no actions, suits or claims pending, or, to the knowledge of the Parent, threatened or reasonably anticipated (other than routine claims for benefits) against any Parent Employee Plan or against the assets of any Parent Employee Plan; (v) each Parent Employee Plan (other than any stock option plan) can be amended, terminated or otherwise discontinued after the Effective Time, without material liability to the Parent, the Parent or any of its Related Parties (other than ordinary administration expenses); (vi) there are no audits, inquiries or proceedings pending or, to the knowledge of the Parent or any Related Parties, threatened by the IRS or DOL with respect to any Parent Employee Plan; and (vii) neither the Parent nor any Related Party is subject to any penalty or tax with respect to any Parent Employee Plan under Section 502(i) of ERISA or Sections 4975 through 4980 of the Code.

          (d)  Pension Plan.  Neither the Parent nor any Related Party has ever
               ------------
maintained, established, sponsored, participated in, or contributed to, any Pension Plan which is subject to Title IV of ERISA or Section 412 of the Code.

          (e)  Collectively Bargained, Multiemployer and Multiple Employer
               -----------------------------------------------------------
Plans.  At no time has the Parent or any Related Party contributed to or been
-----
obligated to contribute to any

Multiemployer Plan. Neither the Parent, nor any Related Party has at any time ever maintained, established, sponsored, participated in, or contributed to any multiple employer plan, or to any plan described in Section 413 of the Code.

          (f)  No Post-Employment Obligations.  Except as set forth on the
               ------------------------------
Parent Schedule, no Parent Employee Plan provides, or reflects or represents any liability to provide retiree health to any person for any reason, except as may be required by COBRA or other applicable statute, and the Parent has never represented, promised or contracted (whether in oral or written form) to any Parent Group Employee (either individually or to Parent Group Employees as a group) or any other person that such Parent Group Employee(s) or other person would be provided with retiree health, except to the extent required by statute.

          (g)  Health Care Compliance.  Neither the Parent nor any Related
               ----------------------
Party has, prior to the Effective Time and in any material respect, violated any of the health care continuation requirements of COBRA, the requirements of FMLA, the requirements of the Health Insurance Portability and Accountability Act of 1996, the requirements of the Women's Health and Cancer Rights Act of 1998, the requirements of the Newborns' and Mothers' Health Protection Act of 1996, or any amendment to each such act, or any similar provisions of state law applicable to its Parent Group Employees.

          (h)  Effect of Transaction.
               ---------------------

               (i) Except as set forth on the Parent Schedule, the execution of this Agreement and the consummation of the transactions contemplated hereby will not (either alone or upon the occurrence of any additional or subsequent events) constitute an event under any Parent Employee Plan, Employment Agreement, trust or loan that will or may result in any payment (whether of severance pay or otherwise), acceleration, forgiveness of indebtedness, vesting, distribution, increase in benefits or obligation to fund benefits with respect to any Parent Group Employee.

               (ii) Except as set forth on the Parent Schedule, no payment or benefit which will or may be made by the Parent or its Related Parties with respect to any Parent Group Employee will be characterized as a "parachute payment", within the meaning of Section 280G(b)(2) of the Code.

          (i)  Employment Matters.  The Parent: (i) is in compliance in all
               ------------------
respects with all applicable foreign, federal, state and local laws, rules and regulations respecting employment, employment practices, terms and conditions of employment and wages and hours, in each case, with respect to Parent Group Employees; (ii) has withheld and reported all amounts required by law or by agreement to be withheld and reported with respect to wages, salaries and other payments to Parent Group Employees; (iii) is not liable for any arrears of wages or any taxes or any penalty for failure to comply with any of the foregoing; and
(iv) is not liable for any payment to any trust or other fund governed by or maintained by or on behalf of any governmental authority, with respect to unemployment compensation benefits, social security or other benefits or obligations for Parent Group Employees (other than routine payments to be made in the normal course of business and consistent with past practice). There are no pending, threatened or reasonably anticipated claims or actions against the Parent under any worker's compensation policy or long-term disability policy.

          (j)  Labor.  No work stoppage or labor strike against the Parent is
               -----
pending, threatened or reasonably anticipated. The Parent does not know of any activities or proceedings of any labor union to organize any Parent Group Employees. Except as set forth on the Parent Schedule, there are no actions, suits, claims, labor disputes or grievances pending, or, to the knowledge of the Parent, threatened or reasonably anticipated relating to any labor, safety or discrimination matters involving any Parent Group Employee, including, without limitation, charges of unfair labor practices or discrimination complaints, which, if adversely determined, would, individually or in the aggregate, result in any material liability to the Parent. Neither the Parent nor any of its subsidiaries has engaged in any unfair labor practices within the meaning of the National Labor Relations Act. Except as set forth on the Parent Schedule, the Parent is not presently, nor has it been in the past, a party to, or bound by, any collective bargaining agreement or union contract with respect to Parent Group Employees and no collective bargaining agreement is being negotiated by the Parent.

          (k)  International Employee Plan.  The Parent does not now, nor has
               ---------------------------
it ever had the obligation to, maintain, establish, sponsor, participate in, or contribute to any International Employee Plan.

     No Interference or Conflict.  To the Parent's knowledge, no shareholder,
     ---------------------------
officer, employee or consultant of the Parent is obligated under any contract or agreement subject to any judgment, decree or order of any court or administrative agency that would interfere with such person's efforts to promote the interests of the Parent or that would interfere with the Parent's business. Neither the execution nor delivery of this Agreement, nor the carrying on of the Parent's business as presently conducted nor any activity of such officers, directors, employees or consultants in connection with the carrying on of the Parent's business as presently conducted will, to the Parent's knowledge, conflict with or result in a breach of the terms, conditions or provisions of, or constitute a default under, any contract or agreement under which any of such officers, directors, employees or consultants is now bound.

     3.22 Compliance with Legal Requirements.  The Parent has complied in all
          ----------------------------------
material respects with, is not in violation of, and has not received any notices of violation with respect to, any foreign, federal, state or local statute, law or regulation.

     3.23 Insurance.  The Parent Schedule sets forth a list of all insurance
          ---------
policies and fidelity bonds covering the assets, business, equipment, properties, operations, employees, officers and directors of the Parent or any affiliate. There is no claim by the Parent or any affiliate pending under any of such policies or bonds as to which coverage has been questioned, denied or disputed by the underwriters of such policies or bonds. All premiums due and payable under all such policies and bonds have been paid, and the Parent and its affiliates are otherwise in material compliance with the terms of such policies and bonds (or other policies and bonds providing substantially similar insurance coverage). The Parent has no knowledge of threatened termination of, or premium increase with respect to, any of such policies.

     3.24 Product Warranty.  All products and equipment manufactured, sold,
          ----------------
leased or delivered by the Parent and all services rendered by the Parent have been in material conformity with all applicable contractual commitments and all express and implied warranties, and the Parent does not have any liability for replacement or repair thereof or other damages in connection therewith in excess of any warranty reserve established with respect thereto and included on the Current Balance Sheet. Except as set forth on the Parent Schedule, no products or equipment manufactured, sold, leased or delivered by the Parent and no services rendered by the Parent are subject to any guaranty, warranty or other indemnity beyond the applicable standard terms and conditions of such sale, lease or service (including as a result of any course of conduct between the Parent and any third party or as a result of any statements in any of the Parent's product or promotional literature). The Parent Schedule includes copies of such standard terms and conditions of sale, lease and service for the Parent (containing applicable guaranty, warranty and indemnity provisions). The Parent has not been notified in writing of any claims for (and the Parent has no knowledge of any threatened claims for) any extraordinary product returns, warranty obligations or product services relating to any of its products or services.

     3.25 Product Liability; Product Recalls, etc.  To the Parent's knowledge,
          ---------------------------------------
except as set forth on the Parent Schedule, the Parent does not have any liability arising out of any injury to individuals or property as a result of the ownership, possession or use of any products or equipment manufactured, sold, leased or delivered by the Parent or with respect to any services rendered by the Parent. Except as set forth on the Parent Schedule, there have been no product or equipment recalls, withdrawals or seizures with respect to any products or equipment manufactured, sold, leased or delivered by the Parent or with respect to any services rendered by the Parent.

     3.26 Books and Records.  The minute books of the Parent contain accurate
          -----------------
and complete records of all meetings held of, and material corporate action taken by, the shareholders and the Board of Directors. No material action has been taken by a committee of the Board of Directors of the Parent for which minutes have not been prepared and are not contained in such minute books. As of the Closing, no meeting of the Boards of Directors or the shareholders will have been held for which minutes have not been prepared and are not contained in such minute books. At the Closing, all of the minute books will be in the possession of the Parent.

     3.27 Customers and Suppliers.  Except as set forth on the Parent Schedule,
          -----------------------
the Parent has not received any notice that any of customers of the Parent has ceased, or will cease, to use the products, equipment, goods or services of the Parent, or has substantially reduced, or will substantially reduce, the use of such products, equipment, goods or services at any time.

     3.28 Complete Copies of Materials.  The Parent has delivered or made
          ----------------------------
available true and complete copies of each document (or summaries of same) that has been requested by Company or its counsel.

     3.29 Representations Complete.  Neither any of the representations or
          ------------------------
warranties made by the Parent (as modified by the Parent Schedule) in this Agreement, nor any statements made in any exhibit, schedule or certificate furnished by the Parent pursuant to this Agreement taken as a whole contains, any untrue statement of a material fact, or omits to state any material fact necessary in order to make the statements contained herein or therein, in the light of the circumstances under which made, not misleading. The information regarding the Parent furnished in any documents mailed, delivered or otherwise furnished to Shareholders in connection with the solicitation of their consent to this Agreement and the Merger, will not contain, at or prior to the Effective Time, any untrue statement of a material fact and will not omit to state any material fact necessary in order to make the statements made therein, in light of the circumstances under which made, not misleading with respect to the Parent.


                                  ARTICLE IV

                      CONDUCT PRIOR TO THE EFFECTIVE TIME

     4.1  Conduct of Business of the Company.  During the period from the
          ----------------------------------
date of this Agreement and continuing until the earlier of the termination of this Agreement or the Effective Time, the Company agrees, except to the extent that Parent shall otherwise consent in writing, to use all reasonable efforts to carry on the Company's business in the usual, regular and ordinary course in substantially the same manner as heretofore conducted, to pay the debts and Taxes of the Company when due, to pay or perform other obligations when due, and, to the extent consistent with such business, use commercially reasonable efforts consistent with past practice and policies to preserve intact the Company's present business organizations, keep available the services of the Company's present officers and key employees and preserve the Company's relationships with customers, suppliers, distributors, licensors, licensees, and others having business dealings with it, all with the goal of preserving unimpaired the Company's goodwill and ongoing business at the Effective Time. The Company shall promptly notify Parent of any event or occurrence or emergency not in the ordinary course of business of the Company and any material event involving the Company. From and after the date hereof, the Company will use commercially reasonable efforts to collect any and all appropriate and necessary reseller certificates on a timely basis from any reseller to whom sales are made. Except as expressly contemplated by this Agreement as set forth on the Company Schedule hereto, the Company shall not without the prior written consent of Parent:

          (a) make any expenditures or enter into (i) any purchase commitment exceeding USD $25,000 individually or USD $50,000 in the aggregate or (ii) any other commitment or transaction of the type described in Section 2.11 hereof which is outside the ordinary course of business;

          (b) except in the ordinary course of business or as previously disclosed in writing to Parent, (i) sell, license or transfer to any person or entity any rights to any of the Company's Intellectual Property Rights or enter into any agreement with respect to any of the Company's Intellectual Property Rights with any third party or with respect to any Intellectual Property Right of any third party, (ii) buy or license any Intellectual Property Rights or enter into any agreement with respect to the Intellectual Property Rights of any third party, (iii) enter into any agreement with respect to the development of any Intellectual Property Rights with a third party, (iv) or change pricing or royalties charged by the Company to its customers or licensees, or the pricing or royalties set or charged by third parties who have licensed Intellectual Property Rights to the Company;

          (c) enter into or amend any Contract pursuant to which any other party is granted marketing, distribution, development or similar rights of any type or scope with respect to any products or technology of the Company, except in the ordinary course of business consistent with past practice;

          (d) amend, modify or terminate (or agree to do so), except in the ordinary course of business, or violate the terms of, any of the Contracts;

          (e)  commence or settle any litigation;

          (f) declare, set aside or pay any dividends on or make any other distributions (whether in cash, stock or property) in respect of any Company Capital Stock, or split, combine or reclassify any Company Capital Stock or issue or authorize the issuance of any other securities in respect of, in lieu of or in substitution for, shares of Company Capital Stock, or repurchase, redeem or otherwise acquire, directly or indirectly, any shares of Company Capital Stock (or options, warrants or other rights exercisable therefor) except for (i) repurchases of Company Capital Stock upon the termination of service of any service providers of the Company in accordance with the standard terms set forth in the agreements governing such repurchases, all of which agreements have been provided or made available to Parent, and (ii) the exercise of Company Warrants;

          (g) issue, grant, deliver or sell or authorize or propose the issuance, grant, delivery or sale of, or purchase or propose the purchase of, any shares of Company Capital Stock or securities convertible into, or subscriptions, rights, warrants or options to acquire, or other agreements or commitments of any character obligating it to issue or purchase any such shares or other convertible securities, except for the exercise of stock options or Company Warrants, or accelerate the vesting of any outstanding option or other security; provided, that this restriction shall not apply to stock option grants to new employees and any other stock option grants mutually agreeable to the Parent and the Company;

          (h) cause or permit any amendments to the Organizational Documents of the Company;

          (i) acquire or agree to acquire by merging or consolidating with, or by purchasing any assets or equity securities of, or by any other manner, any business or any corporation, partnership, association or other business organization or division thereof, or otherwise acquire or agree to acquire any assets which are material, individually or in the aggregate, to the Company's business;

          (j) sell, lease, license or otherwise dispose of any of its properties or assets, except in the ordinary course of business and consistent with past practices;

          (k) incur any indebtedness or guarantee any indebtedness or issue or sell any debt securities or guarantee any debt securities of others except for borrowings under existing credit facilities;

          (l) grant any loans to others or purchase debt securities of others or amend the terms of any outstanding loan agreement;

          (m) grant any severance or termination pay to any director or officer, or to any other employee, except for obligations under existing agreements which have been previously delivered to Parent's legal counsel;

          (n) adopt or amend any employee benefit plan, or enter into any employment contract, pay or agree to pay any special bonus or special remuneration to any director or employee, or increase the salaries or wage rates of its employees, provided that this restriction shall not apply to salary adjustments in the ordinary course of business, or as mutually agreed between Parent and the Company;

          (o) revalue any of its assets, including without limitation writing down the value of inventory or writing off notes or Accounts Receivable other than in the ordinary course of business;

          (p) pay, waive, discharge or satisfy, in an amount in excess of USD $25,000 in any one case, or USD $50,000 in the aggregate, any claim, liability or obligation (absolute, accrued, asserted or unasserted, contingent or otherwise), other than the payment, discharge or satisfaction of liabilities incurred in the ordinary course of business or the repayment of shareholder loans pursuant to Section 5.16;

          (q) make or change any material election in respect of Taxes, adopt or change any accounting method in respect of Taxes, enter into any closing agreement, settle any claim or assessment in respect of Taxes, or consent to any extension or waiver of the limitation period applicable to any claim or assessment in respect of Taxes;

          (r) enter into any strategic alliance or joint marketing arrangement or agreement;

          (s) hire any employee, except to replace a terminated employee or except as reasonably necessary consistent with the needs of the business of the Company; not terminate the employment of any employee other than for "cause"; or

          (t) take, or agree in writing or otherwise to take, any of the actions described in Sections 4.1(a) through 4.1(s) hereof, or any other action that would prevent the Company from performing or cause the Company not to perform its covenants hereunder.

     4.2  Conduct of Business of the Parent.  During the period from the date of
          ---------------------------------
this Agreement and continuing until the earlier of the termination of this Agreement or the Effective Time, the Parent agrees, except to the extent that Company shall otherwise consent in writing, to use all reasonable efforts to carry on the Parent's business in the usual, regular and ordinary course in substantially the same manner as heretofore conducted, to pay the debts and Taxes of the Parent when due, to pay or perform other obligations when due, and, to the extent consistent with such business, use commercially reasonable efforts consistent with past practice and policies to preserve intact the Parent's present business organizations, keep available the services of the Parent's present officers and key employees and preserve the Parent's relationships with customers, suppliers, distributors, licensors, licensees, and others having business dealings with it, all with the goal of preserving unimpaired the Parent's goodwill and ongoing business at the Effective Time. The Parent shall promptly notify Company of any event or occurrence or emergency not in the ordinary course of business of the Parent and any material event involving the Parent. From and after the date hereof, the Parent will use commercially reasonable efforts to collect any and all appropriate and necessary reseller certificates on a timely basis from any reseller to whom sales are made. Except as expressly contemplated by this Agreement as set forth on the Parent Schedule hereto, the Parent shall not without the prior written consent of Company:

          (a) declare, set aside or pay any dividends on or make any other distributions (whether in cash, stock or property) in respect of any Parent Capital Stock, or split, combine or reclassify any Parent Capital Stock or issue or authorize the issuance of any other securities in respect of, in lieu of or in substitution for, shares of Parent Capital Stock, or repurchase, redeem or otherwise acquire, directly or indirectly, any shares of Parent Capital Stock (or options, warrants or other rights exercisable therefor) except for (i) repurchases of Parent Capital Stock upon the termination of service of any service providers of the Parent in accordance with the standard terms set forth in the agreements governing such repurchases, all of which agreements have been provided or made available to Company, and (ii) the exercise of warrants;

          (b) issue, grant, deliver or sell or authorize or propose the issuance, grant, delivery or sale of, or purchase or propose the purchase of, any shares of Parent Capital Stock or securities convertible into, or subscriptions, rights, warrants or options to acquire, or other agreements or commitments of any character obligating it to issue or purchase any such shares or other convertible securities, except for the exercise of stock options or warrants, or accelerate the vesting of any outstanding option or other security; provided that this restriction shall not apply to stock option grants to new employees;

          (c) cause or permit any amendments to the Organizational Documents of the Parent unless appropriately disclosed to the Shareholder Representative;

          (d) acquire or agree to acquire by merging or consolidating with, or by purchasing any assets or equity securities of, or by any other manner, any business or any corporation, partnership, association or other business organization or division thereof, or otherwise acquire or agree to acquire any assets which are material, individually or in the aggregate, to the Parent's business;

          (e) sell, lease, license or otherwise dispose of any of its properties or assets, except in the ordinary course of business and consistent with past practices;

          (f) grant any severance or termination pay to any director or officer, or to any other employee, except for obligations under existing agreements which have been previously made available to Company's legal counsel;

          (g) adopt or amend any employee benefit plan, or enter into any employment contract, pay or agree to pay any special bonus or special remuneration to any director or employee, or increase the salaries or wage rates of its employees provided that this restriction shall not apply to adjustments in salary in the normal course of business;

          (h) revalue any of its assets, including without limitation writing down the value of inventory or writing off notes or Accounts Receivable other than in the ordinary course of business;

          (i) take, or agree in writing or otherwise to take, any of the actions described in Sections 4.2(a) through 4.2(h) hereof, or any other action that would prevent the Parent from performing or cause the Parent not to perform its covenants hereunder.

     4.3  No Solicitation.  Until the earlier of (i) the Effective Time, or
          ---------------
(ii) the date of termination of this Agreement pursuant to the provisions of
Section 8.1 hereof, the Company shall not (nor shall the Company permit, as applicable, any of the Company's officers, directors, employees, agents, or representatives to), directly or indirectly, take any of the following actions with any party other than Parent and its designees: (a) solicit, encourage, initiate or participate in any inquiry, negotiations or discussions, or enter into any agreement, with respect to any offer or proposal to acquire all or any material part of the Company's business, properties or technologies, or any material amount of the Company Capital Stock (whether or not outstanding), whether by merger, purchase of assets, tender offer or otherwise, or effect any such transaction, (b) disclose any information not customarily disclosed to any third party concerning the Company's business, technologies or properties, or afford to any person or entity access to its properties, technologies, books or records, not customarily afforded such access, (c) assist or cooperate with any third party to make any proposal to purchase all or any material part of the Company Capital Stock or assets of the Company other than inventory in the ordinary course of business, or (d) enter into any agreement with any third party providing for the acquisition of the Company, whether by merger, purchase of assets, tender offer or otherwise. In the event that the Company or any of the Company's affiliates shall receive, prior to the Effective Time or the termination of this Agreement, any offer, proposal, or request, directly or indirectly, of the type referenced in clause (a) or (c) above, or any request for disclosure or access pursuant to clause (b) above, the Company shall immediately notify Parent thereof, including information as to the identity of the offeror or the party making any such offer or proposal and the specific terms of such offer or proposal, as the case may be, and such other information related thereto as Parent may reasonably request. The parties hereto agree that irreparable damage would occur in the event that the provisions of this Section
4.3 were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed by the parties hereto that Parent shall be entitled to seek an injunction or injunctions to prevent breaches of the provisions of this Section 4.3 and to enforce specifically the terms and provisions hereof in any court of the United States or any state having jurisdiction, this being in addition to any other remedy to which Parent may be entitled at law or in equity.

                                   ARTICLE V

                             ADDITIONAL AGREEMENTS

     5.1  Preparation of Permit Application, Hearing Request, Hearing Notice and
          ----------------------------------------------------------------------
Information Statement.  As promptly as practicable after execution of this
---------------------
Agreement, Parent shall prepare and file with the California Commissioner of Corporations the documents required by the California Corporate Securities Law of 1968, as amended (the "CCSL"), including, but not limited to, any required "Permit Application," "Hearing Request," and "Hearing Notice", pursuant to Sections 25121 and 25142 of the CCSL (collectively, the "Notice Materials"), in connection with the Merger, in order to perfect the exemption from registration provided by Section 3(a)(10) of the 1933 Act. Each of Parent and the Company shall use reasonable efforts to have the Permit Application, Hearing Request and Hearing Notice declared effective under the CCSL as promptly as practicable after such filing. In addition, Parent and the Company will prepare and the Company will distribute an information statement or proxy statement (the "Information Statement") along with the Notice Materials, as may be required by California Law, at the earliest practicable date to submit this Agreement, the Merger and related matters for the consideration and approval of the Company's Shareholders, which approval will be recommended by the Board of Directors and management of the Company. Such Information Statement will contain information and will be solicited in compliance with applicable law. Parent and the Company will promptly provide all information relating to their respective business and operations necessary for inclusion in the Notice Materials to satisfy all requirements of applicable state and federal securities laws. Each of Parent and the Company shall be solely responsible for any statement, information or omission in the Notice Materials relating to it or its affiliates based upon written information furnished by it.

     5.2  Shareholder Approval.  Upon compliance with applicable federal and
          --------------------
state securities laws, the Company shall promptly submit this Agreement and the transactions contemplated hereby to the Shareholders for approval and adoption as provided by California Law and the Organizational Documents of the Company. The Company shall use its commercially reasonable efforts to obtain the consent of the Shareholders sufficient to approve the Merger and this Agreement and to enable the Closing to occur as promptly as practicable. The materials to be submitted to the Shareholders in connection with the solicitation of their approval of the Merger and this Agreement shall be subject to review and approval by Parent and shall include information regarding the Company, Parent, the terms of the Merger and this Agreement and the recommendation of the Board of Directors of the Company in favor of the Merger and this Agreement.

     5.3  Access to Information.  Each party shall afford the other party and
          ---------------------
its accountants, counsel and other representatives, reasonable access during the period prior to the Effective Time to (i) all of the party's properties, books, contracts, commitments and records, (ii) all other information concerning the business, properties and personnel of the party as the requesting party may reasonably request, and (iii) all employees of the party. Each party agrees to provide to the other party and its accountants, counsel and other representatives copies of internal financial statements (including Returns and supporting documentation) promptly upon request. No information or knowledge obtained in any investigation pursuant to this Section 5.2 shall affect or be deemed to modify any representation or warranty contained herein or the conditions to the obligations of the parties to consummate the Merger in accordance with the terms and provisions hereof.

     5.4  Confidentiality.  Each of the parties hereto hereby agrees that the
          ---------------
information obtained in any investigation pursuant to Section 5.2 hereof, or pursuant to the negotiation and execution of this Agreement or the effectuation of the transactions contemplated hereby, shall be governed by the terms of the Confidentiality Agreement.

     5.5  Expenses.  Whether or not the Merger is consummated, all fees and
          --------
expenses incurred in connection with the Merger including, without limitation, all legal, accounting, financial advisory, consulting and all other fees and expenses of third parties ("Third Party Expenses") incurred by a party in
                            --------------------
connection with the negotiation and effectuation of the terms and conditions of this Agreement and the transactions contemplated hereby, shall be the obligation of the respective party incurring such fees and expenses. Upon consummation of the Merger, the Surviving Corporation and/or Parent shall promptly pay, on behalf of the Company, any Third Party Expenses of the Company in an amount up to $250,000 that have not been paid before the Effective Time.

     5.6  Public Disclosure.  Unless otherwise required by law, prior to the
          -----------------
Effective Time, no disclosure (whether or not in response to an inquiry) shall be made by any party hereto regarding the subject matter of this Agreement unless approved by the other party hereto prior to release.

     5.7  Consents.  The Company shall use commercially reasonable efforts to
          --------
obtain the consents, waivers, assignments and approvals under any of the Contracts as may be required in connection with the Merger so as to preserve all rights of, and benefits to, the Company thereunder.

     5.8  Reasonable Efforts.  Subject to the terms and conditions provided in
          ------------------
this Agreement, each of the parties hereto shall use commercially reasonable efforts to take promptly, or cause to be taken, all actions, and to do promptly, or cause to be done, all things necessary, proper or advisable under applicable laws and regulations to consummate and make effective the transactions contemplated hereby, to obtain all necessary waivers, consents and approvals and to effect all necessary registrations and filings and to remove any injunctions or other impediments or delays, legal or otherwise, in order to consummate and make effective the transactions contemplated by this Agreement for the purpose of securing to the parties hereto the benefits contemplated by this Agreement; provided that Parent shall not be required to agree to any divestiture by Parent or the Company or any of Parent's subsidiaries or affiliates of shares of capital stock or of any business, assets or property of Parent or its subsidiaries or affiliates or of the Company or its affiliates, or the imposition of any material limitation on the ability of any of them to conduct their businesses or to own or exercise control of such assets, properties and stock.

     5.9  Securities Laws Compliance.  Parent shall take such steps as may be
          --------------------------
necessary to comply with the securities and blue sky laws of all jurisdictions which are applicable to the issuance of the Merger Consideration and the assumption of stock options and warrants of the Company as contemplated by this Agreement. The Company shall use its reasonable efforts to assist Parent as may be necessary to comply with the securities and blue sky laws of all jurisdictions which are applicable in connection with the issuance of the Merger Consideration in connection with the

Merger, including but not limited to using its reasonable efforts to cause each Shareholder to execute and deliver to Parent an investor suitability questionnaire or other form deemed necessary by Parent.

     5.10      Notification of Certain Matters; Financial Statements.
               -----------------------------------------------------

          (a) The Company shall give prompt notice to Parent of (i) any Action initiated by or against the Company or threatened against the Company, (ii) the occurrence or non-occurrence of any event, the occurrence or non-occurrence of which is likely to cause any representation or warranty of the Company contained in this Agreement to be untrue or inaccurate at or prior to the Effective Time and (iii) any failure of the Company to comply with or satisfy any covenant, condition or agreement to be complied with or satisfied by it hereunder in each case such that the conditions contained in Section 6.3(a) would not be satisfied; provided, however, that the delivery of any notice pursuant to this
Section 5.10 shall not (x) limit or otherwise affect any remedies available to the party receiving such notice or (y) constitute an acknowledgment or admission of a breach of this Agreement by the Company. No disclosure by the Company pursuant to this Section 5.10, however, shall be deemed to amend or supplement the Company Schedule or prevent or cure any misrepresentations, breach of warranty or breach of covenant.

          (b) Parent shall give prompt notice to the Company of (i) any Action initiated by or against the Parent or threatened against the Parent, (ii) the occurrence or non-occurrence of any event, the occurrence or non-occurrence of which is likely to cause any representation or warranty of Parent contained in this Agreement to be untrue or inaccurate at or prior to the Effective Time and
(iii) any failure of Parent to comply with or satisfy any covenant, condition or agreement to be complied with or satisfied by it hereunder in each case such that the conditions contained in Section 6.2(a) would not be satisfied; provided, however, that the delivery of any notice pursuant to this Section 5.10 shall not limit or otherwise affect any remedies available to the party receiving such notice or constitute an acknowledgment or admission of a breach of this Agreement by Parent. No disclosure by Parent pursuant to this Section 5.10, however, shall be deemed to prevent or cure any misrepresentations, breach of warranty or breach of covenant.

          (c) Each of the Company and Parent shall deliver to the other party, as soon as practicable but in any event within forty-five (45) calendar days after the end of each monthly accounting period beginning with the month ended April 30, 2000 and ending with the monthly accounting period occurring before the earlier of the Closing Date or the termination of this Agreement in accordance with its terms, an unaudited consolidated balance sheet and a statement of operations for that party, which financial statements shall be prepared in the ordinary course of business, in accordance with the party's books and records and shall fairly present the consolidated financial position of the party as of their respective dates and the results of the party's operations for the periods then ended.

     5.11 Additional Documents and Further Assurances.  Each party hereto, at
          -------------------------------------------
the request of another party hereto, shall execute and deliver such other instruments and do and perform such other acts and things as may be necessary or desirable for effecting completely the consummation of this Agreement and the transactions contemplated hereby.

     5.12 Notice to Holders of Company Options and Company Warrants.  The
          ---------------------------------------------------------
Company shall give notice of the transactions contemplated hereby to holders of Company Options and Company Warrants in accordance with the terms of such Company Options and Company Warrants or otherwise obtain the written waiver of such notice obligations.

     5.13 Employee Plans and Benefit Arrangements.  The Company and its
          ---------------------------------------
Affiliates, as applicable, shall each terminate, effective as of the day immediately preceding the Effective Time: (i) any and all group severance, separation or salary continuation plans, programs, or arrangements, and (ii) any and all 401(k) plans, unless Parent provides notice to the Company that such 401(k) plan(s) shall not be terminated. Parent shall receive from Company evidence that Company's and each Affiliate's, as applicable, plan(s) and/or program(s) have been terminated pursuant to resolutions of each such entity's Board of Directors (the form and substance of such resolutions shall be subject to review and approval of Parent), effective as of the day immediately preceding the Effective Time. In the event that distribution or rollover of assets from the trust of a 401(k) plan which is terminated is reasonably anticipated to trigger liquidation charges, surrender charges, or other fees to be imposed upon the account of any participant or beneficiary of such terminated plan, or upon the Company or plan sponsor, then the Company shall take such actions as are necessary to reasonably estimate the amount of such charges and/or fees and provide such estimate in writing to Parent prior to the Effective Time.

     5.14 Reorganization under Section 368(a) of the Code.  None of the Company,
          -----------------------------------------------
Parent or Merger Sub, nor any of their affiliates, shall engage in any action that could reasonably be expected to cause the Merger to fail to qualify as a "reorganization" under Section 368(a) of the Code, whether or not otherwise permitted by the provisions of this Agreement.

     5.15 Period of Employment.  Each Company employee's period of employment
          --------------------
with the Company will be fully credited for all purposes, including seniority, benefits and vesting of prior option grants, under any Parent Employee Plan.

     5.16 Shareholder Loans.  On or before the Closing, the Company may repay
          -----------------
principal and accrued interest on loans (up to $900,000 of principal and accrued interest through the Closing Date) previously made by Reza Soliman-Noori to the Company, as disclosed in the Company Schedule. Parent and Surviving Corporation shall assume such obligations and pay the remaining balance of such loans by December 31, 2000.

     5.17 Registration on Form S-8.  All Company Stock Options that are assumed
          ------------------------
by Parent will be treated similarly to other LynuxWorks stock options with respect to registration of such shares on Form S-8 (including any Form S-3 resale prospectus included therein). If LynuxWorks becomes a public reporting company, then in connection with the first Form S-8 registration statement that LynuxWorks files, LynuxWorks agrees to include (if allowed by applicable SEC rules and regulations) a Form S-3 resale prospectus registering the public resale of shares acquired by former shareholders of the Company pursuant to the exercise of Company Options, to the same extent as such a Form S-3 resale prospectus is included for LynuxWorks employees.

     5.18 Offer Letters.  All of the employees listed on the Company Schedule
          -------------
shall have received employment offer letters from the Parent.

     5.19 Visa Applications.  Parent will continue to process certain H-1 visa
          -----------------
and permanent residency applications for individuals previously agreed upon between the Company and Parent.

     5.20 "Market Stand-Off" Agreement.  In connection with the initial public
           ---------------------------
offering of Parent, if requested by Parent and the managing underwriter of such offering, and only to the same extent as executive officers and directors of the Parent, the Shareholders agree not to sell or otherwise transfer or dispose of any Common Stock (or other securities) of Parent held by the Shareholders without the prior written consent of Parent or such managing underwriter for such period of time as may be requested by Parent or such managing underwriter (not to exceed one hundred eighty (180) days after the effective date of such registration statement). The Shareholders agree to use their best efforts to cause all employees of the Company who become employees of the Parent to enter into the same Market Stand-Off Agreement to the same extent as employees of the Parent. The employment offer letters contemplated by Section 5.18 will contain 7such a Market Stand-off Agreement.

                                  ARTICLE VI

                           CONDITIONS TO THE MERGER

     6.1  Conditions to Obligations of Each Party to Effect the Merger.  The
          ------------------------------------------------------------
respective obligations of the Company and Parent to effect the Merger shall be subject to the satisfaction at or prior to the Effective Time of the following conditions:

          (a)  No Injunctions or Restraints; Illegality.  No temporary
               ----------------------------------------
restraining order, preliminary or permanent injunction or other order issued by any court of competent jurisdiction or other legal restraint or prohibition preventing the consummation of the Merger shall be in effect; provided, that Parent, Merger Sub and the Company have used reasonable efforts to remove such injunction, order, restraint or prohibition; nor shall any proceeding brought by a Governmental Entity, domestic or foreign, seeking any of the foregoing be pending; nor shall there be any action taken, or any statute, rule, regulation or order enacted, entered, enforced or deemed applicable to the Merger, which makes the consummation of the Merger illegal.

          (b)  Permit.  The California Commissioner of Corporations shall have
               ------
issued a permit declaring the Permit Application, Hearing Request, and Hearing Notice effective with respect to the Merger.

          (c) Parent and the Company shall each have received written opinions from their counsel, Wilson Sonsini Goodrich & Rosati, Professional Corporation, and Fenwick & West LLP, respectively, in form and substance reasonably satisfactory to them, to the effect that the Merger will constitute a reorganization within the meaning of Section 368(a) of the Code. The parties to this

Agreement agree to make reasonable representations as requested by such counsel for the purpose of rendering such opinions.

     6.2  Additional Conditions to Obligations of Company.  The obligations of
          -----------------------------------------------
the Company to consummate and effect this Agreement and the transactions contemplated hereby shall be subject to the satisfaction at or prior to the Effective Time of each of the following conditions, any of which may be waived, in writing, exclusively by the Company:

          (a)  Representations, Warranties and Covenants.  (i)  The
               -----------------------------------------
representations and warranties of Parent and Merger Sub in this Agreement shall be true and correct as of the date hereof and shall be true and correct in all material respects on and as of the Closing Date as though made on and as of the Closing Date, except that, to the extent such representations and warranties address matters only as of a particular date, such representations and warranties shall, to such extent, be true and correct on and as of such particular date as if made on and as of such particular date, and (ii) Parent shall have performed and complied with all covenants, obligations and conditions of this Agreement required to be performed and complied with by it as of the Effective Time.

          (b)  Certificate of Parent.  Company shall have been provided with a
               ---------------------
certificate executed on behalf of Parent by an authorized officer to the effect that, as of the Effective Time:

                (i) All representations and warranties of Parent and Merger Sub in this Agreement (other than the representations and warranties of Parent and Merger Sub as of a specified date, which will be true and correct as of such date) shall be true and correct in all material respects on and as of the Effective Time as though such representations and warranties were made on and as of such time; and

                (ii) all covenants, obligations and conditions of this Agreement to be performed by Parent on or before such date have been so performed.

                (iii) the condition set forth in Section 6.2(c) has been satisfied.

          (c)   No Material Adverse Changes.  There shall not have occurred any
                ---------------------------
change in the business, assets, prospects, financial condition or results of operations of Parent that would cause a Parent Material Adverse Effect.

          (d)   Legal Opinion.  The Company shall have received a legal opinion
                -------------
from Wilson Sonsini Goodrich & Rosati, legal counsel to Parent, in the form attached as Exhibit D hereto.
            ---------

     6.3  Additional Conditions to the Obligations of Parent and Merger Sub.
          -----------------------------------------------------------------
The obligations of Parent and Merger Sub to consummate and effect this Agreement and the transactions contemplated hereby shall be subject to the satisfaction at or prior to the Effective Time of each of the following conditions, any of which may be waived, in writing, exclusively by Parent:

          (a)  Representations, Warranties and Covenants. (i)  The
               -----------------------------------------
representations and warranties of the Company in this Agreement shall be true and correct as of the date hereof and shall be true and correct in all material respects on and as of the Closing Date as though made on and as of the Closing Date, except that, to the extent such representations and warranties address matters only as of a particular date, such representations and warranties shall, to such extent, be true and correct on and as of such particular date as if made on and as of such particular date, and (ii) the Company shall have performed and complied with all covenants, obligations and conditions of this Agreement required to be performed and complied with by it as of the Effective Time.

          (b)  Certificate of the Company.  Parent shall have been provided
               --------------------------
with a certificate executed on behalf of the Company by its President to the effect that, as of the Effective Time:

               (i) All representations and warranties of the Company in this Agreement (other than the representations and warranties of the Company as of a specified date, which will be true and correct as of such date) shall be true and correct in all material respects on and as of the Effective Time as though such representations and warranties were made on and as of such time;

               (ii) all covenants, obligations and conditions of this Agreement to be performed by the Company on or before such date have been so performed;

               (iii) the conditions set forth in Sections 6.3(b), (d), (e), (f) and (g) have been satisfied.

          (c)  Employment and Non-Competition Agreements.  Each of the persons
               -----------------------------------------
set forth on Schedule 6.3(c) hereto (collectively, the "Key Employees") shall
                                                        -------------
have executed and delivered to Parent an Employment and Non-Competition Agreement in the form attached as Exhibit C hereto, each such Employment and
                                  ---------
Non-Competition Agreement shall be in full force and effect, and each of the Key Employees shall be employed by the Company immediately prior to the Effective Time.

          (d)  Employment Offers.  Each Key Employee and eighty percent (80%)
               -----------------
of the other employees listed on the Company Schedule who shall have received an offer of employment from Parent shall have accepted such offer of employment from Parent on the terms and subject to the conditions set forth in such offer; and each such person shall be employed by the Company immediately prior to the Effective Time.

          (e)  Third Party Consents.  The consents, waivers, assignments and
               --------------------
 approvals listed on the Company Schedule hereto shall have been obtained.

          (f)  Shareholder Approval; Dissenters' Rights.  Shareholders holding
               ----------------------------------
at least ninety-five percent (95%) of the Company Capital Stock, including not less than the requisite vote of outstanding shares of each series or class of Company Capital Stock necessary to approve this Agreement, the Merger and the transactions contemplated hereby and thereby, shall have approved this Agreement, the Merger and the transactions contemplated hereby and thereby.

          (g)  No Material Adverse Changes.  There shall not have occurred any
               ---------------------------
 change in the business, assets, prospects, financial condition or results of operations of the Company that would cause a Company Material Adverse Effect.

          (h)  Litigation.  No Action shall have been initiated by or against
               ----------
the Company.

          (i)  Termination of 401(k) Plan.  Parent shall be reasonably
               --------------------------
satisfied that the Company has taken all steps necessary to terminate the Company's 401(k) plan effective as of the day immediately preceding the Closing Date.

          (j)  Legal Opinion.  Parent shall have received a legal opinion from
               -------------
Fenwick & West, LLP legal counsel to the Company, in the form attached as Exhibit E hereto.
---------

                                  ARTICLE VII

              SURVIVAL OF REPRESENTATIONS AND WARRANTIES; ESCROW

     7.1  Survival of Representations, Warranties and Covenants. The
          -----------------------------------------------------
representations, warranties and covenants of the Company and of the Parent and Merger Sub in this Agreement or in any instrument delivered pursuant hereto shall terminate on the one (1) year anniversary of the Closing Date (the "Escrow
                                                                          ------
Termination Date").
------------------

     7.2  Escrow Arrangements
          -------------------

          (a)  Escrow Fund.  As security for the representations and warranties
               -----------
made by the Company in this Agreement at the Effective Time and without any act of the Company, the Company will be deemed to have received and deposited with Firstar Bank, N.A. (the "Escrow Agent") the Escrow Amount issued in the name of
                         ------------
the Escrow Agent (plus any additional shares as may be issued upon any stock split, stock dividend or recapitalization effected by Parent after the Effective Time with respect to the Escrow Amount), such deposit to constitute an escrow fund (the "Escrow Fund") to be governed by the terms set forth herein. The
           -----------
portion of the Escrow Amount contributed on behalf of each Shareholder shall be in proportion to the Merger Consideration such Shareholder is otherwise entitled to receive in the Merger by virtue of ownership of shares of Company Capital Stock issued and outstanding immediately prior to the Effective Time. The Escrow Agent may execute this Agreement following the date hereof and prior to the Effective Time, and such latter execution shall not affect the binding nature of this Agreement as of the date hereof among the signatories hereto.
The Escrow Fund shall be the sole and exclusive remedy of Parent for all Losses incurred by Parent. Notwithstanding the preceding sentence, nothing herein shall limit the liability of the Company for any breach of any representation, warranty or covenant contained in this Agreement if the Merger does not close. Parent may not receive any shares from the Escrow Fund unless and until one or more Officer's Certificates identifying Losses in excess of One Hundred and Fifty Thousand Dollars (USD $150,000) in the aggregate (the "Basket Amount") has
                                                             -------------
or have been delivered to the Escrow Agent as provided in Section 7.2(d) hereof, in which case Parent shall be entitled to recover all Losses so identified, including without limitation the Basket Amount. If, as of the Escrow Termination Date, no Loss or Losses have been identified which, in the aggregate, exceed the Basket Amount, then the Escrow Fund shall be released in full to the Shareholders.

          (b)  Escrow Period; Distribution upon Termination of Escrow Period.
               -------------------------------------------------------------
Subject to the following requirements, the Escrow Fund shall be in existence immediately following the

Effective Time and shall terminate at 5:00 p.m. (San Francisco Time) on the Escrow Termination Date (the "Escrow Period"); provided, however, that the
                              -------------
Escrow Period shall not terminate with respect to any portion of the Escrow Fund which, in the reasonable judgment of Parent, subject to the objection of the Shareholder Representative, is necessary to satisfy any then pending and unsatisfied claims specified in any Officer's Certificate timely delivered to the Escrow Agent prior to the termination of the Escrow Period with respect to facts and circumstances existing prior to the termination of such Escrow Period. As soon as all such claims have been resolved and all Third Party Expenses have been paid pursuant to Section 5.4 hereof, the Escrow Agent shall deliver to the Shareholders the remaining portion of the Escrow Fund, if any, not required to satisfy such claims and Third Party Expenses. Deliveries of Escrow Amounts to the Shareholders shall be made in proportion to their respective contributions to the Escrow Fund.

          (c)  Protection of Escrow Fund.
               -------------------------

                 (i) The Escrow Agent shall hold and safeguard the Escrow Fund during the Escrow Period, shall treat such fund as a trust fund in accordance with the terms of this Agreement and not as the property of Parent and shall hold and dispose of the Escrow Fund only in accordance with the terms hereof.

                 (ii) Any shares of Parent Common Stock or other equity securities issued or distributed by Parent (including shares issued upon a stock split) ("New Shares") in respect of Parent Common Stock in the Escrow Fund which
         ----------
have not been released from the Escrow Fund shall be added to the Escrow Fund and become a part thereof. New Shares issued in respect of shares of Parent Common Stock which have been released from the Escrow Fund shall not be added to the Escrow Fund but shall be distributed to the record holders thereof. Cash dividends on Parent Common Stock shall not be added to the Escrow Fund but shall be distributed to the record holders thereof.

                 (iii) Each Shareholder shall have voting rights and the right to distributions of cash dividends with respect to the shares of Parent Common Stock contributed to the Escrow Fund by such Shareholders (and on any voting securities added to the Escrow Fund in respect of such shares of Parent Common Stock). Parent shall show the Parent Common Stock contributed to the Escrow Fund as issued and outstanding on its balance sheet.

          (d)  Claims Against the Escrow Fund.  Upon receipt by the Escrow
               ------------------------------
Agent of an Officer's Certificate at any time on or before the last day of the Escrow Period (but in all events within 60 days after Parent becomes aware that it may have a claim for indemnity), the Escrow Agent shall, subject to the provision of Section 7.2(e) hereof, deliver to Parent out of the Escrow Fund as promptly as possible, shares of Parent Common Stock held in the Escrow Fund in an amount equal to the Losses specified in the Officer's Certificate. For purposes hereof, "Officer's Certificate" shall mean a certificate signed by any
                  ---------------------
officer of Parent: (A) stating that Parent has paid, incurred or properly accrued or reasonably anticipates that it will have to pay, incur or accrue Losses; (B) specifying in reasonable detail the individual items of Losses included in the amount so stated, the date each such item was paid, incurred or properly accrued, or the basis for such anticipated liability, and the nature of the misrepresentation, breach of warranty or covenant to which such item is related; (C) specifying whether the Losses are subject to the Basket Amount as provided in Section 7.2(a) hereof; and (D) specifying the number of shares of Parent Common Stock to be delivered to Parent. For purposes of determining the number of shares of Parent Common Stock to be delivered to Parent out of the Escrow Fund as indemnity pursuant to Section 7.2(b) hereof and this Section, the shares of Parent Common Stock shall be valued in good faith by the Board of Directors of Parent as of the date of the Officer's Certificate. The Escrow Agent may rely on the valuation of the Parent Common Stock by Parent. Parent and the Company shall use their best efforts to provide monthly notification to the Shareholder Representative of any known claims.

          (e)  Objections to Claims.  At the time of delivery of any Officer's
               --------------------
Certificate to the Escrow Agent, a duplicate copy of such certificate shall be delivered to the Shareholder Representative and for a period of thirty (30) days after such delivery, the Escrow Agent shall make no delivery to Parent of any Escrow Amounts pursuant to Section 7.2(d) unless the Escrow Agent shall have received written authorization from the Shareholder Representative to make such delivery. After the expiration of such thirty (30) day period, the Escrow Agent shall make delivery of shares of Parent Common Stock from the Escrow Fund in accordance with Section 7.2(d) hereof; provided, however, that no such delivery may be made if the Shareholder Representative shall object in a written statement to the claim made in the Officer's Certificate, and such statement shall contain specific bases upon which such objection is being made and shall have been delivered to the Escrow Agent prior to the expiration of such thirty
(30) day period.

          (f)  Resolution of Conflicts; Arbitration.
               ------------------------------------

                 (i) In case the Shareholder Representative shall object in writing to any claim or claims made in any Officer's Certificate, the Shareholder Representative and Parent shall attempt in good faith to agree upon the rights of the respective parties with respect to each of such claims. If the Shareholder Representative and Parent should so agree, a memorandum setting forth such agreement shall be prepared and signed by Parent and the Shareholder Representative and shall be furnished to the Escrow Agent. The Escrow Agent shall be entitled to rely on any such memorandum and distribute shares of Parent Common Stock from the Escrow Fund in accordance with the terms thereof.

                 (ii) If no such agreement can be reached after good faith negotiation, either Parent or the Shareholder Representative may demand arbitration of the matter unless the amount of the Loss is at issue in pending litigation with a third party, in which event arbitration shall not be commenced until such amount is ascertained or both parties agree to arbitration, and in either such event the matter shall be settled by arbitration conducted by one arbitrator mutually agreeable to Parent and the Shareholder Representative. In the event that within forty-five (45) days after submission of any dispute to arbitration, Parent and the Shareholder Representative cannot mutually agree on one arbitrator, Parent and the Shareholder Representative shall each select one arbitrator who has relevant experience and who is not affiliated with any party hereto, and the two arbitrators so selected shall select a third arbitrator who has relevant experience and who is not affiliated with any party hereto. The arbitrator or arbitrators, as the case may be, shall set a limited time period and establish procedures designed to reduce the cost and time for discovery while allowing the parties an opportunity, adequate in the sole judgment of the arbitrator or majority of the three arbitrators, as the case may be, to discover relevant information from the opposing parties about the subject matter of the dispute. The arbitrator or a majority of the three arbitrators, as the case may be, shall rule upon motions to compel or limit discovery and shall have the authority to impose sanctions, including attorneys' fees and costs, to the same extent as a competent court of law or equity, should the arbitrator or a majority of the three arbitrators, as the case may be, determine that discovery was sought without substantial justification or that discovery was refused or objected to without substantial justification. The decision of the arbitrator or a majority of the three arbitrators, as the case may be, as to the validity and amount of any claim in such Officer's Certificate shall be binding and conclusive upon the parties to this Agreement, and notwithstanding anything in Section 7.2(e) hereof, the Escrow Agent shall be entitled to act in accordance with such decision and make or withhold delivery of shares of Parent Common Stock out of the Escrow Fund in accordance therewith. Such decision shall be written and shall be supported by written findings of fact and conclusions which shall set forth the award, judgment, decree or order awarded by the arbitrator(s).

               (iii) Judgment upon any award rendered by the arbitrator(s) may be entered in any court having jurisdiction. Any such arbitration shall be held in Santa Clara County, California, USA under the rules then in effect of the American Arbitration Association. The arbitrator(s) shall determine how all expenses relating to the arbitration shall be paid, including without limitation, the respective expenses of each party, the fees of each arbitrator and the administrative fee of the American Arbitration Association.

          (g)  Third-Party Claims.  In the event Parent becomes aware of a
               ------------------
third-party claim which Parent reasonably believes may result in a demand against the Escrow Fund, Parent shall promptly notify the Shareholder Representative of such claim, and the Shareholder Representative and the Shareholders of the Company shall be entitled, at their expense, to participate in, but not to determine or conduct, the defense of such claim. Parent shall have the right in its sole discretion to conduct the defense of and settle any such claim; provided, however, that except with the consent of the Shareholder Representative, no settlement of any such claim with third-party claimants shall be determinative of the amount of any claim for Losses relating to such matter. In the event that the Shareholder Representative has consented to any such settlement, neither the Shareholder Representative nor the Shareholders shall have any power or authority to object under any provision of this Article VII to the amount of any claim by Parent against the Escrow Fund with respect to such settlement.

          (h)  Fractional Shares.  Fractional shares of Parent Common Stock
               -----------------
will not be issued. Accordingly, each Officer's Certificate shall round up Losses so that an even number of shares can be issued.

     7.3  Shareholder Representative
          --------------------------

          (a) Concurrently with approving this Agreement and the Merger, the Shareholders shall appoint Reza Soliman-Noori as their agent and attorney-in-fact, as the shareholder representative for and on behalf of the Shareholders (the "Shareholder Representative"), to give and receive notices and
      --------------------------
communications, to object to such retention, to agree to, negotiate, enter into settlements and compromises of, and demand arbitration and comply with orders of courts and awards of arbitrators with respect to such claims, and to take all other actions that are either (i) necessary or appropriate in the judgment of the Shareholder Representative for the accomplishment of the foregoing or (ii) specifically mandated by the terms of this Agreement. Such agency may be changed by the Shareholders from time to time upon not less than ten (10) days prior written notice to Parent; provided, however, that the Shareholder Representative may not be removed unless holders of a majority interest of the Escrow Fund agree to such removal and to the identity of the substituted agent. The Shareholder Representative may resign at any time upon written notice to Parent and the Shareholders. Any vacancy in the position of Shareholder Representative may be filled by the holders of a simple majority interest of the Escrow Fund. No bond shall be required of the Shareholder Representative, and the Shareholder Representative shall not receive compensation for its services. Notices or communications to or from the Shareholder Representative shall constitute notice to or from the Shareholders.

          (b) The Shareholder Representative shall not be liable for any act done or omitted hereunder as the Shareholder Representative while acting in good faith and in the exercise of reasonable judgment. The Shareholders on whose behalf the Escrow Amount is contributed to the Escrow Fund shall indemnify the Shareholder Representative and hold the Shareholder Representative harmless against any loss, liability or expense incurred without negligence or bad faith on the part of the Shareholder Representative and arising out of or in connection with the acceptance or administration of the Shareholder Representative's duties hereunder, including the reasonable fees and expenses of any legal counsel retained by the Shareholder Representative.

          (c) A decision, act, consent or instruction of the Shareholder Representative, including but not limited to an amendment, extension or waiver of this Agreement pursuant to Section 8.3 and Section 8.4 hereof, shall constitute a decision of the Shareholders and shall be final, binding and conclusive upon the Shareholders; and Parent may rely upon any such decision, act, consent or instruction of the Shareholder Representative as being the decision, act, consent or instruction of the Shareholders. The Parent is hereby relieved from any liability to any person for any acts done by them in accordance with such decision, act, consent or instruction of the Shareholder Representative.

          (d) Subject to Parent's prior claims for indemnification against the Escrow Fund, the Shareholder Representative shall be entitled to receive payment for its reasonable and documented expenses therefrom, prior to any payments to the Shareholders.

     7.4  Escrow Agent.
          ------------

          (a)  Escrow Agent's Duties.
               ---------------------

               (i) The Escrow Agent shall be obligated only for the performance of such duties as are specifically set forth herein, and as set forth in any additional written escrow instructions which the Escrow Agent may receive after the date of this Agreement which are signed by an officer of Parent and the Shareholder Representative, and may rely and shall be protected in relying or refraining from acting on any instrument reasonably believed to be genuine and to have been signed or presented by the proper party or parties. The Escrow Agent shall not be charged with any knowledge of any agreements referred to herein, including this Agreement, except for Articles VII and X hereof. The Escrow Agent shall not be liable for any act done or omitted hereunder as Escrow Agent while acting in good faith and in the exercise of reasonable judgment, and any act done or omitted pursuant to the advice of legal counsel shall be conclusive evidence of such good faith.

               (ii) The Escrow Agent is hereby expressly authorized to disregard any and all warnings given by any of the parties hereto or by any other person, excepting only orders or process of courts of law, and is hereby expressly authorized to comply with and obey orders, judgments or decrees of any court. In case the Escrow Agent obeys or complies with any such order, judgment or decree of any court, the Escrow Agent shall not be liable to any of the parties hereto or to any other person by reason of such compliance, notwithstanding any such order, judgment or decree being subsequently reversed, modified, annulled, set aside, vacated or found to have been entered without jurisdiction.

               (iii) The Escrow Agent shall not be liable in any respect on account of the identity, authority or rights of the parties executing or delivering or purporting to execute or deliver this Agreement or any documents or papers deposited or called for hereunder.

               (iv) The Escrow Agent shall not be liable for the expiration of any rights under any statute of limitations with respect to this Agreement or any documents deposited with the Escrow Agent.

               (v) In performing any duties under this Agreement, the Escrow Agent shall not be liable to any party for damages, losses, or expenses, except for negligence or willful misconduct on the part of the Escrow Agent. The Escrow Agent shall not incur any such liability for (A) any act or failure to act made or omitted in good faith, or (B) any action taken or omitted in reliance upon any instrument, including any written statement of affidavit provided for in this Agreement that the Escrow Agent shall in good faith believe to be genuine, nor will the Escrow Agent be liable or responsible for forgeries, fraud, impersonations, or determining the scope of any representative authority. In addition, the Escrow Agent may consult with legal counsel in connection with performing the Escrow Agent's duties under this Agreement and shall be fully protected in any act taken, suffered, or permitted by the Escrow Agent in good faith in accordance with the advice of counsel. The Escrow Agent is not responsible for determining and verifying the authority of any person acting or purporting to act on behalf of any party to this Agreement.

               (vi) If any controversy arises between the parties to this Agreement, or with any other party, concerning the subject matter of this Agreement, its terms or conditions, the Escrow Agent will not be required to determine the controversy or to take any action regarding it. The Escrow Agent may hold all documents and the Escrow Amount and may wait for settlement of any such controversy by final appropriate legal proceedings or other means as, in the Escrow Agent's discretion, may be required, despite what may be set forth elsewhere in this Agreement. In such event, the Escrow Agent will not be liable for damages. Furthermore, the Escrow Agent may at its option, file an action of interpleader requiring the parties to answer and litigate any claims and rights among themselves. The Escrow Agent is authorized to deposit with the clerk of the court all documents and the Escrow Amounts held in escrow, except all costs, expenses, charges and reasonable attorney fees incurred by the Escrow Agent due to the interpleader action and which the parties jointly and severally agree to pay. Upon initiating such action, the Escrow Agent shall be fully released and discharged of and from all obligations and liability imposed by the terms of this Agreement.

               (vii) The parties and their respective successors and assigns agree jointly and severally to indemnify and hold the Escrow Agent harmless against any and all losses, claims, damages, liabilities, and expenses, including reasonable costs of investigation, counsel fees, including allocated costs of in-house counsel and disbursements that may be imposed on Escrow Agent or incurred by the Escrow Agent in connection with the execution and delivery of, and the performance of its duties under, this Agreement, including but not limited to any litigation arising from this Agreement or involving its subject matter, other than those arising out of the negligence or willful misconduct of the Escrow Agent.

               (viii) The Escrow Agent may resign at any time upon giving at least thirty (30) days written notice to the Parent and the Shareholder Representative; provided, however, that no such resignation shall become effective until the appointment of a successor escrow agent which shall be accomplished as follows: Parent and the Shareholder Representative shall use their best efforts to mutually agree on a successor escrow agent within thirty
(30) days after receiving such notice. If the parties fail to agree upon a successor escrow agent within such time, the Escrow Agent shall have the right to appoint a successor escrow agent authorized to do business in the State of California. The successor escrow agent shall execute and deliver an instrument accepting such appointment and it shall, without further acts, be vested with all the estates, properties, rights, powers, and duties of the predecessor escrow agent as if originally named as escrow agent. Upon appointment of a successor escrow agent, the Escrow Agent shall be discharged from any further duties and liability under this Agreement.

          (b)   Fees.  All fees of the Escrow Agent for performance of its
                ----
duties hereunder shall be paid by Parent in accordance with the standard fee schedule of the Escrow Agent. It is understood that the fees and usual charges agreed upon for services of the Escrow Agent shall be considered compensation for ordinary services as contemplated by this Agreement. In the event that the conditions of this Agreement are not promptly fulfilled, or if the Escrow Agent renders any service not provided for in this Agreement, or if the parties request a substantial modification of its terms, or if any controversy arises, or if the Escrow Agent is made a party to, or intervenes in, any litigation pertaining to the Escrow Fund or its subject matter, the Escrow Agent shall be reasonably compensated for such extraordinary services and reimbursed for all costs, attorney's fees, including allocated costs of in-house counsel, and expenses occasioned by such default, delay, controversy or litigation.

          (c)   Consequential Damages.  In no event shall the Escrow Agent be
                ---------------------
liable for special, indirect, punitive or consequential loss or damage of any kind whatsoever (including but not limited to lost profits), even if the Escrow Agent has been advised of the likelihood of such loss or damage and regardless of the form of action.

          (d) Successor Escrow Agents.  Any corporation into which the Escrow
              -----------------------
Agent in its individual capacity may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which the Escrow Agent in its individual capacity shall be a party, or any corporation to which substantially all the corporate trust business of the Escrow Agent in its individual capacity may be transferred, shall be the Escrow Agent under the escrow agreement without further act.

     7.5  Shareholder Claims Against Parent.
          ---------------------------------

          (a) With respect to Shareholder Claims against Parent arising out of any breach of representation, warranty, or covenant of Parent or Merger Sub in this Agreement or in any instrument delivered pursuant hereto, the Shareholder Representative must deliver a Shareholders' Certificate promptly (but in all events within 60 days) after the Shareholder Representative becomes aware that the Shareholders may have a claim for indemnity; provided that, any such Shareholder Certificate must be delivered no later than the later of the Escrow Termination Date or the distribution of the Escrow Fund under Section 7.2(b). The Parent shall compensate the Shareholders as promptly as possible for an amount equal to the Losses specified in a timely Shareholders' Certificate. For purposes hereof, "Shareholders's Certificate" shall mean a certificate signed by
                  --------------------------
the Shareholder Representative: (A) stating that the Shareholders has paid, incurred or properly accrued or reasonably anticipates that it will have to pay, incur or accrue Losses; (B) specifying in reasonable detail the individual items of Losses included in the amount so stated, the date each such item was paid, incurred or properly accrued, or the basis for such anticipated liability, and the nature of the misrepresentation, breach of warranty or covenant to which such item is related; (C) specifying whether the Losses are subject to the Shareholder Basket Amount (as defined below). Shareholder may not receive any compensation for Losses unless and until one or more Shareholder Certificates identifying Losses in excess of One Hundred and Fifty Thousand Dollars (USD $150,000) in the aggregate (the "Shareholder Basket Amount") has or have been
                                 -------------------------
delivered to Parent, in which case the Shareholders shall be entitled to recover all Losses so identified, including without limitation the Shareholder Basket Amount. The Shareholders may not recover for Losses exceeding $600,000. The Parent may compensate the Shareholders for Losses either in cash or shares of the Parent Common Stock valued at the then-current fair market value of such stock.

          (b)  Resolution of Conflicts; Arbitration.
               ------------------------------------

               (i) In case the Parent shall object in writing to any claim or claims made in a Shareholder Certificate by the Shareholder Representative, the Shareholder Representative and Parent shall attempt in good faith to agree upon the rights of the respective parties with respect to each of such claims.

               (ii) If no such agreement can be reached after good faith negotiation, either Parent or the Shareholder Representative may demand arbitration of the matter unless the amount of the Loss is at issue in pending litigation with a third party, in which event arbitration shall not be commenced until such amount is ascertained or both parties agree to arbitration, and in either such event the matter shall be settled by arbitration conducted by one arbitrator mutually agreeable to Parent and the Shareholder Representative. In the event that within forty-five (45) days after submission of any dispute to arbitration, Parent and the Shareholder Representative cannot mutually agree on one arbitrator, Parent and the Shareholder Representative shall each select one arbitrator, who has relevant experience and who is not affiliated with any party hereto, and the two arbitrators so selected shall select a third arbitrator, who has relevant experience and who is not affiliated with any party hereto. The arbitrator or arbitrators, as the case may be, shall set a limited time period and establish procedures designed to reduce the cost and time for discovery while allowing the parties an opportunity, adequate in the sole judgment of the arbitrator or majority of the three arbitrators, as the case may be, to discover relevant information from the opposing parties about the subject matter of the dispute. The arbitrator or a majority of the three arbitrators, as the case may be, shall rule upon motions to compel or limit discovery and shall have the authority to impose sanctions, including attorneys' fees and costs, to the same extent as a competent court of law or equity, should the arbitrator or a majority of the three arbitrators, as the case may be, determine that discovery was sought without substantial justification or that discovery was refused or objected to without substantial justification. The decision of the arbitrator or a majority of the three arbitrators, as the case may be, as to the validity and amount of any claim in such Officer's Certificate shall be binding and conclusive upon the parties to this Agreement.

               (iii) Judgment upon any award rendered by the arbitrator(s) may be entered in any court having jurisdiction. Any such arbitration shall be held in Santa Clara County, California, USA under the rules then in effect of the American Arbitration Association. The arbitrator(s) shall determine how all expenses relating to the arbitration shall be paid, including without limitation, the respective expenses of each party, the fees of each arbitrator and the administrative fee of the American Arbitration Association.

                                 ARTICLE VIII

                       TERMINATION, AMENDMENT AND WAIVER

     8.1  Termination. Except as provided in Section 8.2 below, this Agreement
          -----------
 may be terminated and the Merger abandoned at any time prior to the Closing:

          (a)  by mutual agreement of the Company and Parent;

          (b) by the Company or Parent if: (i) the Closing has not occurred by October 31, 2000; provided, however, that the right to terminate this Agreement under this Section 8.1(b) shall not be available to any party whose action or failure to act has been a principal cause of or resulted in the failure of the Merger to occur on or before such date and such action or failure to act constitutes a breach of this Agreement; (ii) there shall be a final nonappealable order of a federal or state court in effect preventing consummation of the Merger; or (iii) there shall be any statute, rule, regulation or order enacted, promulgated or issued or deemed applicable to the Merger by any Governmental Entity that would make consummation of the Merger illegal;

          (c) by Parent if there shall be any action taken, or any statute, rule, regulation or order enacted, promulgated or issued or deemed applicable to the Merger by any Governmental

Entity, which would: (i) prohibit Parent's ownership or operation of all or a portion of the business of the Company or (ii) compel Parent or the Company to dispose of or hold separate all or a portion of the business or assets of the Company or Parent as a result of the Merger;

          (d) by Parent if it is not in material breach of its obligations under this Agreement and there has been a material breach of any material provision contained in this Agreement on the part of the Company and such breach has not been cured within thirty (30) business days after written notice to the Company; provided, however, no cure period shall be required for such a breach which by its nature cannot be cured; and that a failure of a representation or warranty of the Company to be true shall not be deemed a material breach under this Section 8.1(d) and (e) if such failure would give rise to a Loss less than 20% of the Escrow Amount; or

          (e) by the Company if it is not in material breach of its obligations under this Agreement and there has been a material breach of any material provision contained in this Agreement on the part of Parent or Merger Sub and such breach has not been cured within thirty (30) business days after written notice to Parent, provided, however, no cure period shall be required for such a breach which by its nature cannot be cured.

     Where action is taken to terminate this Agreement pursuant to this Section 8.1, it shall be sufficient for such action to be authorized by the Board of Directors (as applicable) of the party taking such action.

     8.2  Effect of Termination.  In the event of termination of this Agreement
          ---------------------
as provided in Section 8.1, this Agreement shall forthwith become void and there shall be no liability or obligation on the part of Parent, Merger Sub or the Company, or their respective officers, directors or shareholders; provided, however, each party shall remain liable for any breaches of this Agreement prior to its termination; and provided further, however, that, the provisions of Sections 5.3, 5.4 and 5.5, Articles IX and X hereof and this Section 8.2 shall remain in full force and effect and survive any termination of this Agreement pursuant to the terms of this Article VIII.

     8.3  Amendment.  This Agreement may be amended by the parties hereto at any
          ---------
time by execution of an instrument in writing signed on behalf of each of the parties hereto. For purposes of this Section 8.3, the Shareholders agree that any amendment of this Agreement signed by the Shareholder Representative shall be binding upon and effective against the Shareholders whether or not they have signed such amendment.

     8.4  Extension; Waiver.  At any time prior to the Closing, Parent, on the
          -----------------
one hand, and the Company and the Shareholder Representative, on the other hand, may, to the extent legally allowed, (i) extend the time for the performance of any of the obligations of the other party hereto, (ii) waive any inaccuracies in the representations and warranties made to such party contained herein or in any document delivered pursuant hereto, and (iii) waive compliance with any of the agreements or conditions for the benefit of such party contained herein. Any agreement on the part of a party hereto to any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such party. For purposes of this Section 8.4, the Shareholders agree that any extension or waiver signed by the Shareholder Representative shall be binding upon and effective against all Shareholders whether or not they have signed such extension or waiver.

                                  ARTICLE IX

                                  DEFINITIONS

     9.1  Defined Terms.  As used in this Agreement, the following terms shall
          -------------
have the following meanings:

     "1933 Act" shall mean the Securities Act of 1933, as amended.
      --------

     "2000 Plan" shall mean the Company's 2000 Equity Incentive Plan.
      ---------

     "2000 Executive Plan" shall mean the Company's 2000 Executive Equity
      -------------------
Incentive Plan.

     "Accounts Receivable" shall have the meaning set forth in Section 2.8 of
      -------------------
this Agreement.

     "Action" shall have the meaning set forth in Section 2.18 of this
      ------
Agreement.

     "Agreement" shall mean this Agreement and Plan of Reorganization, dated as
      ---------
of July ___, 2000, among the Company, Parent, Merger Sub, and, with respect to the matters set forth in Articles VII and X only, the Shareholder Representative and the Escrow Agent (including the Exhibits and Schedules hereto) and all amendments hereto made in accordance with the provisions of Section 8.3 hereof.

     "Basket Amount" shall have the meaning set forth in Section 7.2 of this
      -------------
Agreement.

     "Business Facility" shall mean any property including the land, the
      -----------------
improvements thereon, the groundwater thereunder and the surface water thereon, that is or at any time has been owned, operated, occupied, controlled or leased by the Company in connection with the operation of its business.

     "California Law" shall have the meaning set forth in Section 1.1 of this
      --------------
Agreement.

     "CCSL" shall have the meaning set forth in Section 5.1 of this Agreement.
      ----

     "COBRA" shall mean the Consolidated Omnibus Budget Reconciliation Act of
      -----
1985, as amended.

     "Certificate" shall have the meaning set forth in Section 1.8 of this
      -----------
Agreement.

     "Closing" shall have the meaning set forth in Section 1.2 of this
      -------
Agreement.

     "Closing Date" shall have the meaning set forth in Section 1.2 of this
      ------------
Agreement.

     "Code" shall mean the Internal Revenue Code of 1986, as amended.
      ----

     "Company" shall have the meaning set forth in the first paragraph of this
      -------
Agreement.

     "Company Capital Stock" shall mean shares of Company Common, and shares of
      ---------------------
any other capital stock of the Company, including any shares of capital stock of the Company issuable upon exercise or conversion of any Company Convertible Indebtedness outstanding immediately prior to the Effective Time.

     "Company Common" shall mean shares of Common Stock of the Company.
      --------------

     "Company Employee Plan" shall mean any plan, program, policy, practice,
      ---------------------
contract, agreement or other arrangement providing for compensation, severance, termination pay, deferred compensation, performance awards, stock or stock-related awards, fringe benefits or other employee benefits or remuneration of any kind, whether written or unwritten or otherwise, funded or unfunded, including without limitation, each "employee benefit plan", within the meaning of Section 3(3) of ERISA which is or has been maintained, contributed to, or required to be contributed to, by the Company or any Related Party for the benefit of any Company Group Employee, or with respect to which the Company or any Related Party has or may have any liability or obligation.

     "Company Group Employee" shall mean any current or former or retired
      ----------------------
employee, consultant or director of the Company or any Related Party.

     "Company Material Adverse Effect" shall have the meaning set forth in
      -------------------------------
Section 2.1 of this Agreement.

     "Company Option" shall mean each issued and outstanding option granted
      --------------
under the Option Plans to purchase or otherwise acquire Company Capital Stock.

     "Company Schedule" shall have the meaning set forth in the introductory
      ----------------
paragraph of Article II.

     "Company Warrant" shall mean each issued and outstanding right to purchase
      ---------------
or otherwise acquire Company Capital Stock, excluding Company Options.

     "Confidentiality Agreement" shall mean the Confidentiality Agreement dated
      -------------------------
as of May 19, 2000 and entered into by and between the Company and Parent.

     "Conflict" shall have the meaning set forth in Section 2.5 of this
      --------
Agreement.

     "Contract" shall have the meaning set forth in Section 2.16(b) of this
      --------
Agreement.

     "Current Balance Sheet" shall have the meaning set forth in Section 2.7 of
      ---------------------
this Agreement.

     "DOL" shall mean the Department of Labor.
      ---

     "Disposal Site" shall mean a landfill, disposal agent, waste hauler or
      -------------
recycler of Hazardous Materials.

     "Dissenting Shares" shall have the meaning set forth in Section 1.7 of this
      -----------------
Agreement.

     "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as
      -----
amended.

     "Employment Agreement" shall mean each management, employment, severance,
      --------------------
consulting, relocation, repatriation, expatriation, visas, work permit or other agreement, contract or understanding between the Company or any Related Party and any Company Group Employee or between the Parent or any Related Party and any Parent Group Employee.

     "Employment and Non-Competition Agreements" shall have the meaning set
      -----------------------------------------
forth in the recitals of this Agreement.

     "Environmental Laws" shall mean all applicable laws, rules, regulations,
      ------------------
orders, treaties, statutes, and codes promulgated by any Governmental Entity which prohibit, regulate or control any Hazardous Material or any Hazardous Material Activity, including, without limitation, the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, the Resource Recovery and Conservation Act of 1976, the Federal Water Pollution Control Act, the Clean Air Act, the Hazardous Materials Transportation Act, the Clean Water Act, comparable laws, rules, regulations, ordinances, orders, treaties, statutes, and codes of other Governmental Entities, the regulations promulgated pursuant to any of the foregoing, and all amendments and modifications of any of the foregoing, all as amended to date.

     "Environmental Permit" shall mean any approval, permit, license, clearance
      --------------------
or consent required to be obtained from any private person or any Governmental Entity with respect to a Hazardous Materials Activity which is or was conducted by the Company or by the Parent.

     "Escrow Agent" shall have the meaning set forth in Section 7.2 of this
      ------------
Agreement.

     "Escrow Amount" shall have the meaning set forth in Section 1.8 of this
      -------------
Agreement.

     "Escrow Fund" shall have the meaning set forth in Section 7.2 of this
      -----------
Agreement.

     "Escrow Period" shall have the meaning set forth in Section 7.2 of this
      -------------
Agreement.

     "Escrow Termination Date" shall have the meaning set forth in Section 7.1
      -----------------------
of this Agreement.

     "Exchange Agent" shall have the meaning set forth in Section 1.8 of this
      --------------
Agreement.

     "Exchange Ratio" shall mean the number determined by dividing (i) the
      --------------
Merger Consideration by (ii) the Total Outstanding Shares.

     "FICA" shall mean the Federal Insurance Contribution Act.
      ----

     "FUTA" shall mean the Federal Unemployment Tax Act.
      ----

     "FMLA" shall mean the Family Medical Leave Act of 1993, as amended.
      ----

     "GAAP" shall mean U.S. generally accepted accounting principles.
      ----

     "Governmental Entity" shall mean any local, state, provincial, federal, or
      -------------------
international governmental authority or agency which has had or now has jurisdiction over any portion of the subject matter of this Agreement, any Business Facility or the Company.

     "Hazardous Material" shall mean any material or substance that is
      ------------------
prohibited or regulated by any Environmental Law or that has been designated by any Governmental Entity to be radioactive, toxic, hazardous or otherwise a danger to health, reproduction or the environment.

     "Hazardous Materials Activity" shall mean the transportation, transfer,
      ----------------------------
recycling, storage, use, treatment, manufacture, removal, remediation, release, exposure of others to, sale, or distribution of any Hazardous Material or any product containing a Hazardous Material.

     "Hearing Notice" shall have the meaning set forth in Section 5.1 of this
      --------------
Agreement.

     "Hearing Request" shall have the meaning set forth in Section 5.1 of this
      ---------------
Agreement.

     "Holder" shall mean (i) a Shareholder, (ii) the Escrow Agent, or (iii) a
      ------
transferee.

     "IRS" shall mean the Internal Revenue Service.
      ---

     "Information Statement" shall have the meaning set forth in Section 5.1 of
      ---------------------
this Agreement.

     "Intellectual Property Rights" shall mean any or all of the following and
      ----------------------------
all rights in, arising out of, or associated therewith: (i) all United States and foreign patents and applications therefor and all reissues, divisions, renewals, extensions, provisionals, continuations and continuations-in-part thereof; (ii) all inventions (whether patentable or not), invention disclosures, improvements, trade secrets, proprietary information, know how, technology, technical data and customer lists, and all documentation relating to any of the foregoing; (iii) all copyrights, copyrights registrations and applications therefor, and all other rights corresponding thereto throughout the world; (iv) all industrial designs and any registrations and applications therefor throughout the world; (v) all trade names, logos, common law trademarks and service marks; trademark and service mark registrations and applications therefor throughout the world; (vi) all databases and data collections and all rights therein throughout the world; and (vii) all computer software including all source code, object code, firmware, development tools, files, records and data, all media on which any of the foregoing is recorded, and all documentation related to any of the foregoing throughout the world.

     "International Employee Plan" shall mean each Company or Parent Employee
      ---------------------------
Plan that has been adopted or maintained by the Company, the Parent, or any Related Party, whether informally or formally, or with respect to which the Company, the Parent, or any Related Party will or may have any liability, for the benefit of Company Group Employees or Parent Group Employees who perform services outside the United States.

     "Interim Financials" shall have the meaning set forth in Section 2.7 of
      ------------------
this Agreement.

     "Key Employees" shall have the meaning set forth in Section 6.3 hereof.
      -------------

     "Lien" means any security interest, pledge, mortgage, lien (including,
      ----
without limitation, environmental and tax liens), charge, encumbrance, adverse claim, preferential arrangement or restriction of any kind, including, without limitation, any restriction on the use, voting, transfer, receipt of income or other exercise of any attributes of ownership.

     "Loss" shall mean any losses, liabilities, damages, deficiencies, costs and
      ----
expenses, including reasonable attorneys' fees and expenses of investigation and defense incurred by the Parent or by the Company directly or indirectly as a result of: (i) any inaccuracy or breach of a representation or warranty contained in this Agreement; (ii) any failure to perform or comply with any covenant contained in this Agreement.

     "Market Stand-Off Agreement" shall have the meaning set forth in Section
      --------------------------
5.20 of this Agreement.

     "Material Adverse Effect" shall have the meaning set forth in Section 2.1
      -----------------------
of this Agreement.

     "Merger" shall have the meaning set forth in the recitals of this
      ------
Agreement.

     "Merger Consideration" shall mean 6,004,594 shares of Parent Common Stock,
      --------------------
including options to purchase shares of Parent Common Stock as contemplated by
Section 1.6(b).

     "Merger Sub" shall have the meaning set forth in the first paragraph of
      ----------
this Agreement.

     "Multiemployer Plan" shall mean any Pension Plan which is a "multiemployer
      ------------------
plan", as defined in Section 3(37) of ERISA.

     "NASD" shall mean the National Association of Securities Dealers, Inc.
      ----

     "New Shares" shall have the meaning set forth in Section 7.2 of this
      ----------
Agreement.

     "Notice Materials" shall have the meaning set forth in Section 5.1 of this
      ----------------
Agreement.

     "Officer's Certificate" shall have the meaning set forth in Section 7.2 of
      ---------------------
this Agreement.

     "Option Plans" shall mean the Company's 2000 Plan and 2000 Executive Plan.
      ------------

     "Organizational Documents" shall mean the Company's Articles of
      ------------------------
Incorporation and Bylaws, each as amended to date.

     "Parent" shall have the meaning set forth in the first paragraph of this
      ------
Agreement.

     "Parent Balance Sheet" shall have the meaning set forth in Section 3.6 of
      --------------------
this Agreement.

     "Parent Common Stock" shall mean shares of common stock of Parent.
      -------------------

     "Parent Employee Plan" shall mean any plan, program, policy, practice,
      --------------------
contract, agreement or other arrangement providing for compensation, severance, termination pay, deferred compensation, performance awards, stock or stock-related awards, fringe benefits or other employee benefits or remuneration of any kind, whether written or unwritten or otherwise, funded or unfunded, including without limitation, each "employee benefit plan", within the meaning of Section 3(3) of ERISA which is or has been maintained, contributed to, or required to be contributed to, by the Parent or any Related Party for the benefit of any Parent Group Employee, or with respect to which the Parent or any Related Party has or may have any liability or obligation.

     "Parent Group Employee" shall mean any current or former or retired
      ---------------------
employee, consultant or director of the Parent or any Related Party.

     "Parent IP Rights" shall have the meaning set forth in Section 3.8 of this
      ----------------
Agreement.

     "Parent IP Rights Agreement" shall have the meaning set forth in Section
      --------------------------
3.8 of this Agreement.

     "Parent Material Adverse Effect" shall have the meaning set forth in
      ------------------------------
Section 2.1 of this Agreement.

     "Pension Plan" shall mean each Company Employee Plan which is an "employee
      ------------
pension benefit plan", within the meaning of Section 3(2) of ERISA.

     "Registered Intellectual Property" shall have the meaning set forth in
      --------------------------------
Section 2.15 of this Agreement.

     "Registrable Securities" shall mean for each Holder the number of shares of
      ----------------------
Parent Common Stock issued to such Holder pursuant to the terms hereof.

     "Related Agreement" shall have the meaning set forth in Section 2.4 of this
      -----------------
Agreement.

     "Related Party" shall mean any other person or entity under common control
      -------------
with the Company or Parent, as applicable, within the meaning of Section 414(b),
(c), (m) or (o) of the Code and the regulations issued thereunder.

     "Returns" shall have the meaning set forth in Section 2.12 of this
      -------
Agreement.

     "SEC" shall mean the Securities and Exchange Commission.
      ---

     "Shareholder" shall mean each holder of any Company Capital Stock issued
      -----------
and outstanding immediately prior to the Effective Time.

     "Shareholder Representative" shall have the meaning set forth in Section
      --------------------------
7.3 of this Agreement.

     "Surviving Corporation" shall have the meaning set forth in Section 1.1 of
      ---------------------
this Agreement.

     "Taxes" shall mean (i) any and all federal, state, local and foreign taxes,
      -----
assessments and other governmental charges, duties, impositions and liabilities, including taxes based upon or measured by gross receipts, income, profits, sales, use and occupation, and value added, ad valorem, transfer, franchise, withholding, payroll, recapture, employment, excise and property taxes, together with all interest, penalties and additions imposed with respect to such amounts;
(ii) any liability for the payment of any amounts of the type described in clause (i) of this definition as a result of being a member of an affiliated, consolidated, combined or unitary group for any period; and (iii) any liability for the payment of any amounts of the type described in clauses (i) or (ii) of this definition as a result of any express or implied obligation to indemnify any other person or as a result of any obligations under any agreements or arrangements with any other person with respect to such amounts and including any liability for taxes of a predecessor entity.

     "Third Party Expenses" shall have the meaning set forth in Section 5.4 of
      --------------------
this Agreement.

     "Total Outstanding Shares" shall mean the aggregate number of shares of
      ------------------------
Company Common Stock outstanding immediately prior to the Effective Time plus the aggregate number of shares of Company Common Stock issuable, with or without the passage of time or satisfaction of other conditions, upon exercise or conversion of all options, warrants and other rights to acquire or receive shares of Company Common Stock outstanding immediately prior to the Effective Time.

     "Year-End Financials" shall have the meaning set forth in Section 2.7 of
      -------------------
this Agreement.

                                   ARTICLE X

                              GENERAL PROVISIONS

     10.1 Notices.  All notices and other communications hereunder shall be in
          -------
writing and shall be deemed given if delivered personally or by commercial delivery service, or mailed by registered or certified mail (return receipt requested) or sent via facsimile (with acknowledgement of complete transmission) to the parties at the following addresses (or at such other address for a party as shall be specified by like notice):

          (a) if to Parent or Merger Sub, to:

                 LynuxWorks, Inc.
                 2239 Samaritan Drive
                 San Jose, CA 95124
                 Attention:  Inder Singh
                 Facsimile No.: (408) 879-3920
               with a copy to:

               Wilson Sonsini Goodrich & Rosati, P.C.
               650 Page Mill Road
               Palo Alto, California 94304-1050
               Attention:  Steven E. Bochner
               Facsimile No.:  (650) 461-5375

          (b)  if to the Company, to:

               Integrated Software & Devices Corporation
               2160 Lundy Avenue, Suite 110
               San Jose, California 95131
               Attention:  Arthur L. Swift
               Facsimile No.:  (408) 383-9809

               with a copy to:
               Fenwick & West LLP
               Two Palo Alto Square
               Palo Alto, CA 94306
               Attention:  Kevin Kelso
               Facsimile No.:  (650) 494-1417

          (c)  if to the Shareholder Representative, to:

               Reza Soliman-Noori
               2160 Lundy Avenue, Suite 110
               San Jose, CA 95131
               Facsimile No.:  (408) 383-9809

          (d)  if to the Escrow Agent, to:

               Firstar Bank, N.A.
               Corporate Trust Dept.
               101 East Fifth Street
               St. Paul, Minnesota 55101
               Attention:  Frank Leslie
               Facsimile No.:  (651) 229-6415

     10.2 Interpretation.  The words "include," "includes" and "including" when
          --------------
used herein shall be deemed in each case to be followed by the words "without limitation." The table of contents and headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

     10.3 Counterparts.  This Agreement may be executed in one or more
          ------------
counterparts, all of which shall be considered one and the same agreement and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other party, it being understood that all parties need not sign the same counterpart.

     10.4 Entire Agreement; Assignment.  This Agreement (including the
          ----------------------------
recitals), the Exhibits hereto, the Company Schedules and the documents and instruments and other agreements among the parties hereto referenced herein: (a) constitute the entire agreement among the parties with respect to the subject matter hereof and supersede all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof;
(b) are not intended to confer upon any other person any rights or remedies hereunder; and (c) shall not be assigned by operation of law or otherwise except as otherwise specifically provided in this Agreement; provided, however, that Parent may assign all, but not less than all of its rights and obligations under this Agreement, either before or after the Effective Time, to its parent or to any subsidiary or affiliate provided that the assignee agrees to be bound by the provisions of this Agreement to the same extent as Parent is bound prior to the assignment.

     10.5 Severability.  In the event that any provision of this Agreement or
          ------------
the application thereof, becomes or is declared by a court of competent jurisdiction to be illegal, void or unenforceable, the remainder of this Agreement will continue in full force and effect and the application of such provision to other persons or circumstances will be interpreted so as reasonably to effect the intent of the parties hereto. The parties further agree to replace such void or unenforceable provision of this Agreement with a valid and enforceable provision that will achieve, to the extent possible, the economic, business and other purposes of such void or unenforceable provision.

     10.6 Other Remedies.  Except as otherwise provided herein, any and all
          --------------
remedies herein expressly conferred upon a party will be deemed cumulative with and not exclusive of any other remedy conferred hereby, or by law or equity upon such party, and the exercise by a party of any one remedy will not preclude the exercise of any other remedy.

     10.7 Governing Law.  This Agreement shall be governed by and construed in
          -------------
accordance with the laws of the State of California, regardless of the laws that might otherwise govern under applicable principles of conflicts of laws thereof. Each of the parties hereto irrevocably consents to the exclusive jurisdiction and venue of any court within Santa Clara County, State of California, in connection with any matter based upon or arising out of this Agreement or the matters contemplated herein, agrees that process may be served upon them in any manner authorized by the laws of the State of California for such persons and waives and covenants not to assert or plead any objection which they might otherwise have to such jurisdiction, venue and such process.

     10.8 Rules of Construction.  The parties hereto agree that they have been
          ---------------------
represented by counsel during the negotiation and execution of this Agreement and, therefore, waive the application of any law, regulation, holding or rule of construction providing that ambiguities in an agreement or other document will be construed against the party drafting such agreement or document.

     10.9 No Third Party Beneficiary.  This Agreement is for the sole benefit of
          --------------------------
the parties and their permitted successors and assigns and nothing herein expressed or implied shall give or be construed to give any third party, other than the parties hereto and such permitted successors and assigns, any legal or equitable rights hereunder.


                 [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

     IN WITNESS WHEREOF, Parent, Merger Sub, the Company, the Shareholder Representative and the Escrow Agent have caused this Agreement and Plan of Reorganization to be duly signed, all as of the date first written above.


LYNUXWORKS, INC.                    INTEGRATED SOFTWARE & DEVICES CORPORATION


By: /s/ [ILLEGIBLE]^^               By: /s/ Reza Joliman-Noori
    -------------------------           ---------------------------------
Name:________________________       Name: Reza Joliman-Noori
                                          -------------------------------
Title: CEO                           Title: Chairman & CEO
      -----------------------               -----------------------------


LWORKS, INC.                        SHAREHOLDER REPRESENTATIVE*


Print:  Inder Singh                 Print: Reza Joliman-Noori
      -----------------------             -------------------------------
Name: Inder Singh                   Signature: /s/ Reza Joliman-Noori
      -----------------------                   -------------------------
Title: CEO
       ----------------------

                                    ESCROW AGENT*

                                    FIRSTAR BANK, N.A.

                                    Print:_______________________________

                                    Name:________________________________

                                    Title:_______________________________


*  With respect to the matters set forth in Articles VII and X hereof only.

     IN WITNESS WHEREOF, Parent, Merger Sub, the Company, the Shareholder Representative and the Escrow Agent have caused this Agreement and Plan of Reorganization to be duly signed, all as of the date first written above.


LYNUXWORKS, INC.                    INTEGRATED SOFTWARE & DEVICES CORPORATION


By: _________________________       By: _______________________________

Name:________________________       Name: _____________________________

Title:_______________________       Title: ____________________________


LWORKS, INC.                        SHAREHOLDER REPRESENTATIVE*


Print:_______________________       Print:_____________________________

Name: _______________________       Signature:_________________________

Title:_______________________


                                    ESCROW AGENT*

                                    FIRSTAR BANK, N.A.

                                    Print: Frank P. Leslie. III

                                    Signature: /s/ [ILLEGIBLE]^^
                                               ------------------------

Title:_______________________


                                    ESCROW AGENT*

                                    FIRSTAR BANK, N.A.


                                    Title:Vice President


*  With respect to the matters set forth in Articles VII and X hereof only

INDEX OF EXHIBITS


     Exhibit        Description
     -------        -----------

     Exhibit A      Company Schedule
     ---------

     Exhibit B      Parent Schedule
     ---------

     Exhibit C      Form of Employment and Non-Competition Agreement
     ---------

     Exhibit D      Form of Legal Opinion of Wilson Sonsini Goodrich & Rosati
     ---------

     Exhibit E      Form of Legal Opinion of Fenwick & West LLP
     ---------